An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

QUANTMRE HEI HOLDINGS I, LLC

333 N. Wilmot Rd, Suite 340
Tucson, AZ   85711

(888) 612 3101

www.QuantmRE.com

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION

Dated May 15, 2023

QuantmRE HEI Holdings I, LLC, which we refer to as “we,” “us,” “our,” or the “Company,” is a Delaware series limited liability company that has been formed to permit public investment in individual real estate Home Equity Investments to be owned by individual Series of the Company. The membership interests being offered with respect to each individual Series are being offered on a “best efforts” basis without any minimum offering amount pursuant to Regulation A under Section 3(b) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings.

We are offering the following membership interests in individual series of our Company:

		Series Membership Shares Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)	Proceeds to Series Issuer	Proceeds to Other Persons

Series -000-1	Per Share	$10.00	$0.10	9.90	$0
	Total Maximum	$285,259.50	$2,852.60	$282,406.91	$0

(1)The Company has engaged Texture Capital, Inc (“Texture”) as its placement agent and broker dealer in connection with the Offering. See “Plan of Distribution and Subscription Procedure”.

(2)We intend to distribute all offerings of membership interests in any series of the Company (referred to herein as “Shares” or individually, as a “Share”) principally through the QuantmRE™ platform, which is owned and operated by Quantm.One, Inc., (“QuantmRE”), and any successor platform used by the Company for the offer and sale of interests (the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure”. Because these are best efforts offerings, the actual series offering amounts and proceeds to us are not presently determinable and may be substantially less than each total maximum series offering set forth above. No fees or commissions will be paid to QuamtRE in connection with the offering of the Shares.  The amounts set forth above do not include reimbursements to the Manager for the Acquisition Fee or Series Offering Fee.

The Company, is offering a maximum (the “Total Maximum”) of Shares of each of the Series (as defined below) of the Company, highlighted in the “Master Series Table” section below.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series”.  The offerings of the Shares may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.”  See “Description of Shares Offered” for additional information regarding the Shares. All interests will be issued in electronic form only and will not be listed or quoted on any securities exchange.

The Company is managed by EQRE Manager, LLC, a Delaware limited liability company (the “Manager”).

It is anticipated that the Company’s core business will be to generate capital returns and preserve capital its investors by investing in Home Equity Investments (“HEI(s)”) originated by QuantmRE and others through one or more Series. The HEIs associated with each Series as referenced in the “Master Series Table” section may be referred to herein, collectively, as the “Underlying Investments” or each, individually, as an “Underlying Investment.” QuantmRE or any other person or company which originates or owns an HEI prior to the purchase by the Company or a Series of the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the HEI or an interest therein may be referred to herein as an “Originator.” See “Description of the Business” for additional information regarding the Underlying Investments.

This Offering Circular describes each individual Series found in the “Master Series Table” section.

The Shares represent an investment in a particular Series and thus indirectly the Underlying Investment and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Investment associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Shares and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale from the Company as a whole owning multiple Series and therefore owning and operating multiple investments.

A purchaser of the Shares may be referred to herein as an “Investor” or “Member.”  There will be separate closings with respect to each Offering for each Series (each, a “Closing”). For each Series, the Manager anticipates that it will conduct daily Closings. The Offering for any Series will terminate upon the earliest to occur of (i) the date subscriptions for the Total Maximum Shares for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion. If no Closings for a Series have occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

We are only selling our Series 000-1shares in this Offering, however, following the qualification of this Offering, the Company plans to conduct additional offerings of additional shares in additional Series.  Only Shares in those Series set forth on the Master Series Table have been designated and are being offered at this time.  The Series 000-1has been established to allow persons who acquire Series 000-1 shares in this Offering to own up to 100% interest in the Series 000-1 offering.

This Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  In those states which require registration by the Company as an Issuer, the Company will either register as an issuer dealer or work with one or more broker-dealers licensed in those states. See “Plan of Distribution and Subscription Procedure” and “Description of Shares Offered” for additional information.

A purchase of Shares in a Series does not constitute an investment in either the Company or an Underlying Investment directly, or in any other Series of Shares.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “LLC Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the LLC Agreement that would adversely change the rights of the Members and removal of the Manager for “cause”.  The Manager thus retains significant control over the management of the Company, each Series and the Underlying Investments.  Furthermore, because the Shares in a Series do not constitute an investment in the Company as a whole, holders of the Shares in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in an Underlying Investment.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

There is currently no public trading market for any Shares, and an active market may not develop or be sustained.  If an active public or private trading market for the Shares does not develop or is not sustained, it may be difficult or impossible for you to resell your Shares at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Shares.

The Shares offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Shares, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Shares and should be aware that an investment in the Shares may be exposed to other risks of an exceptional nature from time to time. See the “Risk Factors” section on Page 27 of the Offering Circular.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Shares involves a high degree of risk. See “Risk Factors” on Page 27 for a description of some of the risks that should be considered before investing in the Shares.

TABLE OF CONTENTS

QUANTMRE HEI HOLDINGS I, LLC

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each Series of the Company and the Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosures in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

TRADEMARKS AND TRADE NAMES

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Shares only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of a Series of Shares. Our business, financial condition, results of operations, and prospects may have changed since that date.

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table”, shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Investment” and “Use of Proceeds” section for each individual Series for further details.

The Series assets referenced in the Master Series Table below may be referred to herein, collectively, as the “Underlying Investments” or each, individually, as an “Underlying Investment”. Any individuals, dealers or company which owns an Underlying Investment prior to a purchase of an Underlying Investment by the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the Underlying Investment may be referred to herein as an “Originator”.

Series / Series Name	Underlying Investment	Offering Price per Share	Maximum Offering Size	Opening Date (1)	Closing Date (1)	Status	Minimum Shares	Maximum Shares
Series 000-1	14671 Beach Ave, Irvine, CA 92606	$10.00	$285,260	Q3 2023	Q3 2023	Open	1	28,526

(1)If exact offering dates (specified as Month Day, Year) are not shown, then expected offering dates are presented.

SUMMARY

This summary highlights some of the information in this prospectus.  It does not contain all of the information that you should consider before investing in our Series Shares.  You should read carefully the detailed information set forth under "Risk Factors" and the other information included in this prospectus.

Company Overview

We are a newly organized Delaware series limited liability company that has been formed to make investments into Home Equity Investments (“HEI(s)”) originated by QuantmRE or another originator(s). QuantmRE or any other person or company which originates or owns an HEI prior to the purchase by the Company or a Series of the Company in advance of a potential offering or the closing of an offering from which proceeds are used to acquire the HEI or an interest therein may be referred to herein as an “Originator.”

Home Equity Investments represent equity investments in, owner-occupied and non owner-occupied residential properties that allow the Series to participate in the current and future value of the homeowner’s property.  Under a Home Equity Investment, the homeowner receives cash in exchange for granting the investor a contractual right to a percentage of the home’s current and potential future value. The HEI is recorded on the property’s title as a deed of trust or similar instrument. During the term of the HEI, the homeowner may continue to live in the home and is obliged to pay all ongoing expenses including all debts, property taxes, insurance (as applicable) and the cost to maintain and repair the property.

The Company’s core business is the identification, acquisition, marketing and management of Home Equity Investments in residential real estate properties. Each series is intended to own an individual HEI. A separate series of the Company will be formed to invest in each HEI, and each series will sell membership interests in such series to investors through this Offering Circular. The membership interests in a particular series represent an indirect investment in the HEI that the series owns. The interests of one series do not represent an investment in any other series, the Company or the Manager. As a Delaware series limited liability company, the assets, as well as the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law. We do not anticipate that any series will own anything other than the HEI associated with such series.

We are offering membership interests in each of the series of the Company described in this Offering Circular. All of the series of the Company offered hereunder may collectively be referred to herein as the “series” and each, individually, as a “series.” The interests of all series described above may collectively be referred to herein as the “interests,” the “shares” or “our securities” and each, individually, as an “interest” or the “shares” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.” The interests represent an investment solely in a particular series and thus, indirectly in the properties owned by that series. The interests do not represent an investment in the Company or the Manager. See “Description of the Securities Being Offered” for additional information regarding the interests.

The Company’s core business is the identification, acquisition, investment in and management of Home Equity Investments for the benefit of the investors. These HEIs may be referred to herein, collectively, as the “Home Equity Investments”, the “HEIs”, the “properties” or each, individually, as a “Home Equity Investment”, an “HEI” or a “property.”

A purchaser of the interests may be referred to herein as a “member”, an “investor” or “interest holder.” There will be one or more separate closings (each, a “closing”) with respect to each series offering. The initial closing of a series offering will take place on the earlier to occur of (i) the date subscriptions for the maximum number of interests for a series have been accepted or (ii) a date determined by the Manager in its sole discretion. If an initial closing with respect to a particular series offering has not occurred, the offering will be terminated upon (i) the date which is one year from the date the related offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering for a particular series in its sole discretion. No securities are being offered by existing security-holders.

Each series offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in offering circular format.

Investment Objectives

Our investment objective is to realize growth in the value of your investment by investing in Home Equity Investments secured on residential real estate while seeking to preserve, protect and return your investment. We cannot assure you that we will attain this objective or that the value of our properties and your investment will not decrease.

Our investment strategy is to acquire, invest in, manage, operate and sell Home Equity Investments which are secured by residential real properties located in certain geographical areas of the United States. We focus on acquiring Home Equity Investments which we believe have possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from homeowners who are distressed or otherwise looking to raise capital quickly from their home equity.

An investment in one series will provide investors with exposure to a Home Equity Investment in one property and investments in multiple series will provide investors with exposure to a portfolio of Home Equity Investments in multiple residential real estate properties.

Securities Being Offered

Investors will acquire membership interests in a series of the Company, each of which is intended to be a separate series of the Company for purposes of accounting for assets and liabilities and segregation for bankruptcy and litigation. It is intended that owners of interests in a series will only have assets, liabilities, profits and losses pertaining to the specific investments made by that series. For example, an owner of interests in Series 000-1will only have an interest in the assets, liabilities, profits and losses pertaining to Series 000-1and its related operations. See the “Description of the Securities Offered” section for further details. The minimum investment you can make for any series is ten (10) shares in the series and the maximum investment is equal to 10% of the total shares being offered for such series, although such minimum and maximum (subject to legal restrictions) thresholds may be waived by the Manager in its sole discretion.

The Manager

The Company is managed by EQRE Manager, LLC, which is controlled by Quantm.One, Inc. Quantm.One, Inc. is the Manager of EQRE Manager, LLC. Pursuant to the terms of the Company’s Limited Liability Company Agreement dated as of April 18, 2023, or the LLC Agreement, the Manager will provide certain management, advisory and support services to the Company and to each series.

Our Manager has not sponsored prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our Manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our series.

Management Compensation

Each Series will pay the Manager a quarterly asset management fee equal to 0.25% (1.0% annually) of the value of the interests sold in that Series, payable quarterly in arrears. Each HEI is an equity-based instrument and does not generate monthly cashflow, therefore, the asset management fee may be accrued if there is insufficient cashflow to make quarterly payments. In addition, at the Manager’s discretion a Series will pay the Manager an acquisition fee equal to 1.0% of the purchase price for each HEI or interest therein that the series acquires. Pursuant to the LLC Agreement, the Manager will receive reimbursements for all out-of-pocket expenses in connection with our organization and series offerings, our operations and the acquisition of properties and in connection with third parties providing services to us.

QuantmRE Platform

Quantm.One, Inc. (“QuantmRE”) operates a web-based investment platform referred to herein as the QuantmRE Platform. Through the use of the QuantmRE Platform, investors can browse and screen the investments offered by each of our series and electronically sign legal documents to purchase series interests.

The QuantmRE Platform is the intellectual property of Quantm.One, Inc. and neither the Company, nor any of our series, has any ownership rights in the QuantmRE Platform. Quantm.One, Inc. has granted a license to each Series in order to, among other things, use the QuantmRE Platform for their series offerings, pursuant to the QuantmRE Platform license agreement, a copy of which is attached as an exhibit to the offering statement of which this offering circular forms a part. The Company will not be required to pay any fees associated with a series’ use of the QuantmRE Platform but may pay broker fees associated with the purchase and sale of series interests to Texture.

The QuantmRE Platform may provide other products, including financial or banking products provided by Quantm.One, Inc. or other third parties or affiliates that are not related to the Company or any of our series. The Company makes no representations or warranties related to any offering or products provided by Quantm.One, Inc., the Manager, or the QuantmRE Platform and is not responsible for any such offerings or products.

GENERAL INFORMATION RELATING TO HOME EQUITY INVESTMENTS

Pursuant to a Sale and Purchase Agreement, each Series will purchase a HEI or an interest in a HEI (“HEI Interest”) from a “Primary Investor.” Each HEI Interest shall represent an interest in an individual Home Equity Investment between a homeowner and the Primary Investor.

All deeds of trust filed with the county recorder evidencing the Primary Investor’s Home Equity Investments will list the Primary Investor as the initial investor/beneficiary.  In addition, the Primary Investor will seek to obtain a title policy so that the Primary Investor is protected against loss in the event there are defects with title to the property.  Notwithstanding the foregoing, the receipt of any economic benefit under a title policy is not guaranteed and Primary Investor may incur a loss of its investment in the Home Equity Investment if any defects with title to the property arise.

The Manager will be responsible for selecting, underwriting and arranging the Home Equity Investments that are acquired.  The Manager will generally seek to invest in Home Equity Investments originated by QuantmRE, its affiliates, or from other originators, where such HEIs have enhanced upside returns, and short and long-term built-in contractual downside capital protection.  Upon termination of the Home Equity Investment (the “Settlement Date”), which may occur at the earlier of 1) the sale of the property; 2) the death of the last surviving spouse; 3) an uncured default; 4) the owner exercises their right to cash settle the agreement during the term of the agreement; or 5) 10 years from the date of the origination of the agreement, the settlement amount due to the Primary Investor will be calculated and distributed to the Primary Investor and the Company. Home Equity Investments are equity investments in the current and potential future value of the property which means that the Primary Investor’s investment returns, and therefore the returns due to the Company under the HEI Interest, depend on the future value of the real property.

To determine the Home Equity Investment’s Fair Market Value, the Company uses an automated valuation model (“AVM”) provided by a reputable third-party vendor to determine the fair market value of the property associated with the Home Equity Investment. If the AVM value is not available or appears to be incorrect for the period in question, the Company may elect to use other methods to establish the fair market value of the property.  This may include, without limitation, using another recognized and reputable third-party AVM, a certified appraiser, a non-certified appraiser, an independent commercial or residential real estate broker or a written valuation analysis prepared by the Company or one if its affiliates using the available market data.  The Company’s valuation will be conclusive and binding on the Interest Holders. (See “Home Equity Investments Fair Market Value,” below.)

The amount of cash paid to the homeowner (the “Option Premium”) will be determined based on a number of factors, which include without limitation, the following: 1) the amount of cash requested by the homeowner; 2) the homeowner’s intended use of the cash, 3) the amount of the homeowner’s equity; and 4) the percentage of the future value of the home that the homeowner will share with the Primary Investor.  During the term of the agreement, the homeowner may continue to live in the home and will be obligated to continue to pay all ongoing expenses such as any mortgage payments, property taxes, insurance (as applicable) and the cost to maintain and repair the property.  Upon termination of the agreement at the Settlement Date the settlement amount will be calculated and will be due and payable to the Interest Holders.

Example illustration

For illustrative purposes only, we will assume that a property has an initial fair market value of $1 million. The discount built-in to the HEI agreement at issuance depends on the terms of the specific HEI with the homeowner.  This determines the multiple applied to calculate the returns the investor receives. In this example, a Home Equity Investment may allow an investor to purchase $100,000 of the home’s value for an investment amount of $55,263. This represents a 44.7% discount to the current market value of the home. The multiple in this case is 1.9x– i.e. in exchange for an investment representing 10% of the current value of the property the investor is entitled to receive 19% of the future value of the property at the Settlement Date. The annual return cap rate (for example -20%) limits the annual return to the investor and reduces the overall cost of capital to the homeowner if the HEI is settled during the early years of the HEI agreement.

If the property appreciated in value by $250,000 to $1.25 million when the HEI is terminated, the investor would be entitled to $237,500 (19% of $1,250,000)2. The property owner would be entitled to 81% of the value of the home, or a total of $1,012,500. These figures are subject to the annual return cap, which may reduce the overall returns to the investor to the cap amount.

Assuming there was no mortgage on the property, the allocation of settlement amounts would be as shown below based on a hypothetical expected use case:

Home Equity Investment – Estimated Settlement Scenarios in appreciating market[3]
Approximate IRR to Company (including Fund Management and Origination Fees)	Home Value	Annualized IRR to Company
IRR if settled after 3 Years assuming 3% per annum house price appreciation	$1,092,727	15.8%
IRR if settled after 5 Years assuming 3% per annum house price appreciation	$1,159,274	14.7%

2 The IRR to the Company or the Series is subject to an annual return cap (in this case the Annual Return Cap is 20%).

3 These examples assume the Home Equity Investment terminates at year 3, 5 or year 7 and the property appreciation is three percent (3%) per year. The initial Home Value was $1,000,000. The HEI multiple is 1.9x and the Annual Return Cap is 20%.

IRR if settled after 7 Years assuming 3% per annum house price appreciation	$1,229,874	11.2%

Home Equity Investment – Estimated Settlement Scenarios in depreciating market[4]
Approximate IRR to Company (excluding Management and Origination Fees)	Home Value	Annualized IRR to Company
IRR if settled after 3 Years assuming 3% per annum house price depreciation	$912,673	15.8%
IRR if settled after 5 Years assuming 3% per annum house price depreciation	$858,734	8.0%
IRR if settled after 7 Years assuming 3% per annum house price depreciation	$807,983	4.7%

The beginning home value will be based on an Automated Valuation Model, an appraisal, or any combination at the discretion of the Manager.

The ending home value is based on an an Automated Valuation Model, an appraisal, or any combination at the discretion of the Manager or the actual sales price of the homeowner’s property. In all cases, the transaction is settled in cash.

Prior to the end of term of the Home Equity Investment, each homeowner will have the option to settle the agreement at any time and remain in their home.

Home Equity Investments will generally consist of the following: (i) an HEI Option Purchase Agreement Summary of Key Terms and Disclosure Statement; (ii) the HEI Option Purchase Agreement; (iii) a Covenant Agreement (iv) a Deed of Trust and Security Agreement; and a (v) a Recorded Memorandum of Agreement.

Home Equity Investments may be changed or modified in form or substance in order to respond to market conditions, demands, or as otherwise deemed to be appropriate in the best interests of investors, as determined at the sole and absolute discretion of the Manager.  Potential investors should review and understand the mechanics and risk factors associated with Home Equity Investments, including but not limited to being aware of the following: (1) the form of Home Equity Investments are likely to change and evolve over time at the sole discretion of the Manager; (2) the portion of an investor’s capital invested in Home Equity Investments may be illiquid during the term of the Home Equity Investment; and (3) the terms and conditions of the Home Equity Investments may change without the consent or approval of the investors. (See “Risks Related to the Investor’s Business – Home Equity Investments” for more details concerning potential product risks.)

Terms of Home Equity Investments

The Settlement Date of a Home Equity Investment will be tied to the earlier of: (i) the sale or transfer of the property; (ii) the death of the last surviving owner of the property; (iii) a breach of the agreement that is not cured by the property owner; (iv) the owner exercising its right to settle the agreement by making a cash payment; or (v) the date which is ten (10) years from the date the agreement is entered into.

4 These examples assume the Home Equity Investment terminates at year 3, 5 or year 7 and the property depreciation is three percent (3%) per year. The initial Home Value was $1,000,000. The HEI multiple is 1.9x and the Annual Return Cap is 20%.

Upon maturity of the Home Equity Investment, the transaction will terminate and the final Settlement Amount Due (as defined below) will be calculated and due and payable to the Interest Holders. If necessary, the Primary Investor shall have the right to force the sale of the property, including exercising the Primary Investor’s right to foreclose on the property.  A homeowner may elect to terminate the contract prior to the Settlement Date for a wide range of personal reasons, which include, without limitation, refinance, the death of one of the homeowners, health related issues, the desire to downsize to a smaller home, the desire to move or relocate and the inability to manage or afford to maintain the property.

Home Equity Investments Fair Market Value

The fair market value of a Home Equity Investment (the “HEI Fair Market Value”) shall be equal to the Settlement Amount Due.

Settlement Amount Due is defined as the lower of the following two figures:

1.The HEI Investor Option Percentage that is defined in the HEI Interest, multiplied by the appraised value of the home (or by using an AVM) at the time the agreement is settled; or

2.The gross HEI Option Purchase Premium received by the Homeowner multiplied by the Investment Rate of Return Cap defined in the HEI Agreement is compounded for the number of years that such HEI has been held.

The Fair Market Value for each Home Equity Investment will be calculated on a monthly basis and will be used by the Primary Investor to calculate the price of the unsold HEI interests to be offered to the Company by way of the HEI Interest.

Limitations of Home Equity Investments

Home Equity Investments will generally not exceed the greater of (a) $500,000 in principal or (b) 35% of the current market value of the underlying property. However, the Manager reserves the right to change these limitations at any time at its sole and absolute discretion.

Geographic Area of Home Equity Investments

Home Equity Investments are secured by a deed of trust and security agreement on the property.

The Company currently offers HEIs in California and will attempt to geographically diversify its investments in Home Equity Investments across other major metropolitan cities and counties in additional states to reduce potential concentration risk.

Market Value Analysis

The Manager will use, either on their own or in combination, estimates from a third-party appraisal, in-house appraisal, broker price opinions, in-house research and data provided by third parties and AVMs to provide real estate property valuations which will be used when we calculate the initial home value of the property that is subject to a Home Equity Investment.

Escrow Conditions

Home Equity Investments are funded through an escrow account handled by a qualified title insurance or an escrow company. The escrow agent is instructed not to disburse any funds until the following minimum conditions are met:

(a)All Home Equity Investment documents have been signed by the appropriate parties and insurance coverage has been obtained with the Primary Investor named as the payee and beneficiary or additional loss insured, as applicable. In the event the Primary Investor purchases a Home Equity Investment, the Primary Investor shall receive assignments of all beneficial interest in any documents related to the Home Equity Investment purchased by the Primary Investor. Home Equity Investments will be held in the name of the Primary Investor and Participation Interests will be held by the Company.

(b)Satisfactory confirmation that the following documents have been confirmed to be properly recorded: The Memorandum of Agreement, The Deed of Trust and Security Agreement and request for Notice of Default.

(c)Satisfactory homeowner and fire insurance has been obtained, which insurance shall name the Primary Investor as loss payee in an appropriate amount based upon the replacement cost of the home and any improvements on the property (See “Risk Factors – Uninsured Losses.”)

(d)The homeowner’s three-day cancelation right has expired.

Home Equity Investments to Related Parties

No Home Equity Investments will be entered into with the Manager or any Affiliate of the Manager.

Purchase of Home Equity Investments from Affiliates

The Primary Investor intends to purchase Home Equity Investments originated by QuantmRE and may also invest in or purchase HEIs that have been originated by, or purchased from, its affiliates.

QuantmRE holds a valid California real estate brokerage license issued by the California Bureau of Real Estate. The Company may purchase interests in Home Equity Investments at an amount that exceeds the face value of the underlying Home Equity Investment if, at the Manager’s discretion, the terms of the Home Equity Investment provide adequate downside protection and the Manager believes the total purchase price is fair and reasonable and in the best interest of the Company.

Home Equity Investment Credit Evaluations

The Manager will evaluate and consider the income level and general creditworthiness and the amount of option premium received by each homeowner to determine the homeowner’s ability to service the existing debt, pay property taxes and insurance, and maintain the condition of the property while they continue to live in the property.  Home Equity Investments are intended for homeowners that are looking to access a portion of their home wealth but are adverse or unable to borrow against their property or wish to avoid making monthly payments. The Company may invest in Home Equity Investments with homeowners who are in default or behind on mortgage payments on some of their other obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

CERTAIN LEGAL ASPECTS OF HOME EQUITY INVESTMENTS

Each of the Home Equity Investments will be secured directly or indirectly by a deed of trust. A deed of trust formally has three parties: a debtor-trustor, a third-party grantee called the “trustee,” and the lender-creditor called the “beneficiary.”  The trustor grants the property, irrevocably until settlement of the Home Equity Investment, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee’s authority is governed by law, the express provisions of the deed of trust and the directions of the beneficiary.  The Primary Investor will be the beneficiary under all deeds of trust securing Home Equity Investments.

Foreclosure

Foreclosure of a deed of trust is accomplished in most cases by a non-judicial trustee’s sale under the power-of-sale provision in the deed of trust. Prior to such sale, in the case of a first lien residential mortgage, the lender or mortgage servicer must provide for a foreclosure avoidance assessment 30 days before recording a notice of default.  In any event, and prior to such sale, the trustee must then record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. If the default is not cured in accordance with the notice period as defined by the applicable state law, then prior to the trustee’s sale (usually 21 days), notice of sale must be posted in a public place and published once a week over such period. Some states require that a copy of the notice of sale must be posted on the property, and sent to the trustor, to each person who has requested a copy, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust before the sale. The trustor or any person having a junior lien or encumbrance of record may, prior to the date of a scheduled foreclosure date, cure the default by paying the entire amount of the debt then due, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorney’s and trustee’s fees. Following the sale, neither the debtor-trustor nor a junior lien holder has any right of redemption, and the beneficiary may not obtain a deficiency judgment against the trustor.

A judicial foreclosure (in which the beneficiary may obtain a deficiency judgment where otherwise available) sometimes requires up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property for one (1) year, unless the creditor waives any right to a deficiency. The Primary Investor generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of the Manager, such a remedy is warranted in light of the time and expense involved.

Anti-Deficiency Legislation

California has certain principal statutory prohibitions that limit the remedies of a beneficiary under a deed of trust. Several statutes limit the beneficiary’s right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust, one based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a non-judicial trustee’s sale. It is anticipated that foreclosures will be completed by means of a non-judicial trustee’s sale, if foreclosure becomes necessary. Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a “purchase money” obligation, i.e., a promissory note evidencing a loan used to pay all or a part of the purchase price of real property.  It is also barred in any event where the foreclosed deed of trust secured a “purchase money” obligation to purchase a residential property of four units or less that is occupied, at least in part, by the purchaser. This restriction may apply to some Home Equity Investments.

Another statute, commonly known as the “one form of action” rule, requires the beneficiary to exhaust the security under the deed of trust in the use of judicial foreclosure before bringing a personal action against the trustor on the promissory note. There is also a limitation on any deficiency judgment obtained by the beneficiary following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial sale. Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

Summary Risk Factors

An investment in our Shares involves various risks.  You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our Shares.  If any of the following risks occur, the business, financial condition or results of operations of a Series could be materially and adversely affected.  In that case, the trading price of our Shares could decline, and you may lose some or all of your investment.

•Each Series will hold an interest in a single HEI, a non-diversified investment.

•The HEIs or HEI Interests, including the HEIs and HEI Interests held by each Series listed in the Master Series Table, are or will be subject to the risks related to the underlying property.

•We are employing a novel business model, which may make an investment in a Series difficult to evaluate compared to other assets that are more common to the real estate industry.

•We are using a technology-based platform and as such are subject to potential technological disruptions and errors.

•The property related to an HEI will most likely be subject to underlying mortgage debt, which will have priority over any security interest held by a Series.

•Each Series, including the Series listed in the Master Series Table above, may incur secured debt related to the particular Underlying Investment. If a Series incurs debt, such debt service obligations could adversely affect its overall operating results and the ability of such Series to make distributions to the holders of its Shares, including the holders of the Series Shares listed in the Master Series Table above.

•Potential conflicts of interest may arise among our Manager and its affiliates.

•Adverse economic or regulatory developments could materially and adversely affect such Series, including the Series listed in the Master Series Table above.• The holders of the Shares, including the Series Shares listed in the Master Series Table, do not elect or vote on our Manager and have limited ability to influence decisions regarding the businesses of the Series, including the Series in which they hold Shares.

•The holders of the Shares will have limited voting rights, will only have the right to vote on matters related to the applicable Series and will be bound by a majority vote of the holders of Shares of such Series.

•Failure of each Series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of Shares, including the Series Shares listed in Master Series Table.

Our Structure

We were formed as a Delaware series limited liability company on February 10, 2023.  In accordance with the Delaware Limited Liability Company Act (the “LLC Act”), each Series we may establish in the future will be, a separate Series and not itself a separate legal entity. Section 18-215(b) of the LLC Act provides that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series. Accordingly, the assets of a QuantmRE HEI Holdings I, LLC Series include only its interest in the Property and the other assets held by such Series, including funds delivered for the purchase of Series Shares.

In addition, Section 18-215I of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. We intend to have each Series in the QuantmRE HEI Holdings I, LLC Series invest in a separate HEI Interest, and for each Series to otherwise conduct its business, enter into contracts and hold title to assets on a segregated basis.

Each Series we may establish in the future will be a separate Series and not itself a separate legal entity under Delaware law. As a separate Series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

This is the initial offering of the Shares of the QuantmRE HEI Holdings I, LLC Series, which represent limited liability company interests of the Series of our Company.  We are selling only the Series Shares of our Company listed in the Master Series Table in this offering, but plan to offer Shares of additional Series in the future.  The Series listed in the Master Series Table have been established to allow persons who acquire Shares in this offering to invest in some or all of the Series listed in the Master Series Table.

The proceeds from this offering will be used to purchase Shares in the QuantmRE HEI Holdings I, LLC Series 000-1. Proceeds from additional series offerings will be used to either (a) fund the acquisition of additional HEIs or HEI Interests if such acquisition has not already taken place prior to the commencement of the Offering.  For additional information about the Property, see “Business and Property-Overview”.

The objective of the QuantmRE HEI Holdings I, LLC Series will be to maximize total returns to holders of our Series 000-1 Shares through the payment of consistent cash distributions and the achievement of long-term capital appreciation in the HEA.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and, in the Exhibits, hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Shares.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company: The Company is QuantmRE HEI Holdings I, LLC, a Delaware series limited liability company formed February 10, 2023.

Underlying InvestmentsInterests in Home Equity Investments described in Master Series Table.

Offered SharesAs set forth in Master Series Table.

Additional Underlying
Properties
and Offering Price

Per Share:The Company’s core business will be to establish one or more Series, including the Series listed in the Master Series Table above, and with respect to each Series, identify, acquire, manage and market interests in Home Equity Investments.

It is not anticipated that any Series would own any assets other than its respective Underlying Investment, plus cash reserves for maintenance, management, insurance and other expenses pertaining to each Underlying Investment and amounts earned by each Series from the monetization of the Underlying Investment.

The Underlying Investment for each Series and the Offering Price per Share for each Series is detailed in the Master Series Table.

Securities offered:Investors will acquire membership interests in a Series of the Company, including the Series Shares listed in the Master Series Table above, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Shares in a Series will only have an interest in assets, liabilities, profits and losses pertaining to such Series and the specific Underlying Investments owned by that Series.  For example, an owner of Shares in the QuantmRE HEI Holdings I, LLC Series 000-1 will only have an interest in the assets, liabilities, profits and losses pertaining to the Series and the Series Property and all related operations.  See the “Description of Shares Offered” section for further details.  The Shares will be non-voting except with respect to certain matters set forth in the LLC Agreement and the Series Designation.  The purchase of membership interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Investment) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Shares, (iii) the Manager, (iv) the Platform or (v) the Underlying Investment associated with the Series or any Underlying Investment owned by any other Series of Shares.

Use of proceeds:

Pursuant to a Sale and Purchase Agreement, each Series will purchase an HEI or an interest in an HEI (“HEI Interest”) from a “Primary Investor”. Each HEI

Interest shall represent an individual Home Equity Investment between a homeowner and the Primary Investor.

All deeds of trust filed with the county recorder evidencing the Primary Investor’s Home Equity Investments will list the Primary Investor as the initial investor/beneficiary.  In addition, the Primary Investor will seek to obtain a title insurance policy so that the Primary Investor is protected against loss in the event there are defects with title to the property.  Notwithstanding the foregoing, receipt of any economic benefit under a title policy is not guaranteed and Primary Investor may incur a loss of its investment in the Home Equity Investment if any defects with title to the property arise.

Each Series will pay to the Manager an “Offering Fee” of $1,500 to cover all offering expenses incurred in connection with the offering, including legal and accounting expenses associated with the filing of the applicable amendment related thereto (collectively, the “Offering Expenses”) on behalf of each Series.  No portion of the offering proceeds will be used to cover Organizational Fees.  See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

Manager:EQRE Manager, LLC, will be the Manager of the Company and each Series.

Minimum

Share purchase:The minimum subscription by an Investor is one (1) Share in a Series.  Such minimum threshold may be waived by the Manager in its sole discretion. The Manager may purchase Shares of any Series (including in excess of 10% of any Series), in its sole discretion. The purchase price (the Offering Price per Share times the number of Shares purchased) will be payable in cash at the time of subscription.

Offering size:The Company may offer up to a Total Maximum of Shares in each Series Offering as detailed for each Series highlighted in the Master Series Table.

Transfer Agent:As of the date of this offering circular, we have not engaged a transfer agent and registrar for any of the series of the Company.

Escrow:The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent and will not be commingled with the operating account of any Series, until if and when there is a closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager that a series offering will conduct a closing and the investor’s subscription is to be accepted (either in whole or part), the Escrow Agent will disburse such Investor’s subscription proceeds in its possession to the account of the particular series.

If any series offering is terminated without a Closing, or if a prospective investor’s subscription is not accepted or is reduced pro-rata due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Offering Period:There will be separate Closings for each Series Offering. During the Offering Period for each Series, the Manager shall conduct daily Closings until the Offering of such Series is terminated upon the earliest to occur of (i) the date subscriptions for the Total Maximum Shares of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion.  If no Closings for a Series have occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular or any amendment related to a Series is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion.

Lock-Up Period:Upon the Closing of an Offering for a particular Series, a 30-day lock-up period will commence starting the day of the Closing, before Shares in the particular Series may be transferred by any Investor in such Series or redeemed by the Company.

Operating expenses:Operating Expenses are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocation of Expenses” section), attributable to the activities of each Series including:

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Investment.

The Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each offering notated in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Investment, the Manager or the Property Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Property Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Investment (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Shares to be issued in the applicable Series in order to cover such additional amounts.

No Series has generated any revenues and we do not expect any Series to generate any revenue until the sale of the Underlying Investments, if at all, and expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Each Series of Interests will be responsible for the costs and expenses associated with the investments made and held by such Series as the Manager reasonably determines in good faith to be necessary, appropriate, advisable, incidental or in connection with the offering of Interests in such Series and the ongoing operational expenses associated with such Series.  Such fees and expenses include, without limitation, (i) costs and expenses incurred in connection with the investment; (ii) custodial, administrative, legal, accounting, auditing, record-keeping, appraisal, tax form preparation, compliance and consulting costs and expenses (including costs and expenses associated with obtaining systems and other information designed to facilitate Company accounting or record-keeping, including related hardware and software); (iii) fees, costs and expenses of third-party service providers that provide such services (including fees, costs and expenses of attorneys retained by the Manager to represent the Manager, as applicable, in connection with the business and affairs of the Company, to the extent such fees, costs and expenses relate to advice provided to the Manager by such attorneys with respect to such business and affairs); (iv) acquisitions fees, servicing fees, administrative fees, disposition fees and other fees related to the Company assets; (v) insurance costs and expenses; (vi) bank service fees; (vii) the Company’s indemnification obligations under the LLC Agreement and other agreements to which the Company may be a party; and (viii) extraordinary costs and expenses, if any.  To the extent any of the expenses described above apply to a particular Series, those expenses will be charged only against the applicable Series.

The Manager is responsible for all salaries, bonuses and employee benefit expenses of its related persons who are involved in the management and conduct of the business and affairs of the Company (as well as related overhead, including office space and equipment, utilities, telephone and data, broadband and related expenses, and other similar items), except that, as described above, the Company will bear: (i) costs and expenses incurred by the Manager in connection with investigating investment opportunities for the Company and reviewing the continuing suitability of the Company’s investments in light of the Company’s investment objectives; (ii) costs and expenses associated with obtaining systems and other information designed to facilitate Company accounting or record-keeping, including related hardware and software; and (iii) fees, costs and expenses of attorneys retained by the Managers to represent the Manager in connection with the business and affairs of the Company, to the extent such fees, costs and expenses relate to advice provided to the Manager by such attorneys with respect to such business and affairs.

Further issuance

of Shares:  A further issuance of Shares of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Investment and cash reserves of that Series.  This may occur if the Series does not obtain financing or sufficient financing, take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Property Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Platform:Quantm.One, Inc. (“QuantmRE”) operates a web-based investment platform referred to herein as the QuantmRE Platform (or the “Platform”). Through the use

of the QuantmRE Platform, investors can browse and screen the investments offered by each of our series and electronically sign legal documents to purchase series interests.

Distributable Cash:The Company will distribute Distributable Cash when available.  Distributable Cash for a particular Series equals its income received upon either the liquidation of the Underlying Investment, liquidation of an asset upon foreclosure, or repayment.  Any distributions will depend upon our actual results of operations, liquidity, cash flows, financial conditions, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. See “Plan of Distribution.”

Any Distributable Cash generated by a Series from liquidation proceeds related to an Underlying Investment shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

•next, to the Manager to repay any outstanding accrued Management Fees

•finally, to the Members of that Series in an amount pro rata to their Shares.

Management Fees:The Manager will collect a Management Fee of up to one percent (1%) per annum of the total capital contributions of the Members in each Series.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the LLC Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the LLC Agreement.

Indemnification:None of the Manager, or its affiliates, QuantmRE, nor any current or former directors, officers, employees, partners, Members, members, controlling persons, agents or independent contractors of the Manager, nor persons acting at the request of the Company or any Series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Members for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Investment, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Underlying Investment.

Transfers:The Manager may refuse a transfer by a Member of a Series if such transfer would result in

(a) the assets of a Series being deemed plan assets for purposes of ERISA;

(b) any Member holding in excess of 19.9% of a Series;

(c) a change of U.S. federal income tax treatment of the Company and/or a Series;

(d) a Series being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year); or

(e) the Company, any Series, the Manager or, its affiliates being subject to additional regulatory requirements. Furthermore, as the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Shares may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of Shares Offered – Transfer Restrictions” for more information.

RedemptionThe Company has the option at any time to force the redemption of an Interest upon thirty (30) days written notice to the Member at a price equal to the Fair Market Value of the Member’s Interest on the date of redemption. (see “Home Equity Investments Fair Market Value” section above).

Further, other than the compulsory redemptions at the option of the Manager, no redemption distributions shall be made unless and until the liquidation or payoff of an Underlying Investment.  All Interests are subject to a 30-day lock up period.

Subject to the limitations above, a Member subject to ERISA may be required to transfer its Interest in the Company or withdraw from the Company if the Company ceases to qualify under one of the exceptions set forth in the ERISA “plan asset” regulations and the continued investment in the Company by such Member would result in a breach of fiduciary duty under ERISA.

Compulsory

Withdrawals In addition, the Manager may, by notice to a Member, force the sale of all or a portion of such Member’s Interest on such terms as the Manager determines to be fair and reasonable, or take such other action as it determines to be fair and reasonable in the event that the Manager determines or has reason to believe that: (i) such Member has attempted to effect a transfer of, or a transfer has occurred with respect to, any portion of such Member’s Interest in violation of the LLC Agreement; (ii) continued ownership of such Interest by such Member is reasonably likely to cause the Company to be in violation of securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to the Manager or its affiliates; (iii) continued ownership of such Interest by such Member may be harmful or injurious to the business or reputation of the Company or the Manager, or may subject the Company or any Members to a risk of adverse tax or other fiscal consequence, including without limitation, adverse consequence under ERISA; (iv) any of the representations or warranties made by such Member in connection with the acquisition of such Member’s Interest was not true when made or has ceased to be true; or (v) such Member’s Interest has vested in any other person by reason of the bankruptcy, dissolution, incompetency or death of such Member.

The Manager reserves the right to deny, suspend, or modify any redemption or distribution request.  Any redemptive distribution shall be based upon a Member’s current capital contribution amount on the last day of the month in which the redemption request is made.

Any redemptions shall be made pursuant to this Offering and the exemption from registration.

Governing law:To the fullest extent permitted by applicable law, the Company and the LLC Agreement will be governed by Delaware law and any dispute in relation to the Company and the LLC Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.  Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the LLC Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Member were to bring a claim against the Company or the Manager pursuant to the LLC Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim isn’t vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Shares offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Shares. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Shares. If any of these risks actually occurs, the value of the Shares may be materially adversely affected.  Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Shares and should be aware that an investment in the Shares may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Shares.

Potential Risks to the Shares Associated with COVID-19

There has been a global outbreak of COVID-19 which began in China and quickly spread throughout the world including the United States and Europe (the “COVID-19 Outbreak”). As further described below, the COVID-19 Outbreak has led (and may continue to lead) to disruptions in the global economy, including extreme volatility in the stock market and capital markets.  The COVID-19 Outbreak and any future outbreaks of the coronavirus disease (or any other disease or pandemic) has led and may lead to further volatility in or disruption in the stock market and capital markets and may result in further government actions or policy decisions that may adversely affect the market value of the Shares and the Underlying Investments.

In light of the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this Offering Circular are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Investment

An Investor in an Offering will acquire an ownership interest in the Series of Shares related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Shares, (iii) the Manager, (iv) the Platform or (v) directly in the Underlying Investment associated with the Series or any Underlying Investment owned by any other Series of Shares.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the LLC Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the LLC Agreement that would adversely change the rights of the Members and removal of the Manager for “cause”.  The Manager thus retains significant control over the management of the Company and each Series and the Property Manager significant control over the Underlying Investments.  Furthermore, because the Shares in a Series do not constitute an investment in the Company as a whole, holders of the Shares in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.

There is currently no trading market for our securities and no such market is anticipated.

There is currently no public trading market for any Shares, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Shares at any price.

There may be state law restrictions on an Investor’s ability to sell the Shares.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Although offerings under Tier 2 of Regulation A are exempt from state registration, the states of Arizona, Florida, Nebraska, North Dakota, Texas, Washington, New York and New Jersey require that an issuer sell its securities through a broker-dealer or be licensed as an issuer in such state.  There may be significant state “Blue Sky” law restrictions on the ability of Investors to sell, and on purchasers to buy, our Shares.  In addition, Tier 2 of Regulation A limits qualified resales of our Shares to 30% of the aggregate offering price of a particular offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company was recently formed in February 2023 and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Investment will increase or that any Underlying Investment will be successfully monetized.

Neither the Company nor any Series has any assets or liabilities.

The Company and each Series were recently formed in February 2023. At the time of this filing, the Company and the Series highlighted in the Master Series Table have not commenced operations (other than entering into a purchase option agreement for the Underlying Investment for that Series), are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

We are employing a novel business model, which may make an investment in a Series difficult to evaluate as it is unique to the real estate industry.

We were formed to permit public investment in Home Equity Investments and interests therein.  We are unaware of any public entity that is currently attempting to implement a single-asset strategy and, as a result, no peer companies exist.  We cannot predict the extent to which investor interest in the HEIs will lead to the development of an active trading market for our Series shares or how liquid that market might become.  Similarly, we cannot predict the extent to which we will be able to successfully offer to investors shares of the Series we intend to establish in the future and, accordingly, there may be no comparable publicly-traded companies or shares against which you will be able to evaluate the performance of the Series and our Series shares.

We are a newly formed company and subject to the risks of any newly established business enterprise.

As a newly formed company, we are subject to the risks of any newly established business enterprise, including risks that we will be unable to create effective operating and financial controls and systems for our Company and each Series we may establish in the future or effectively manage our anticipated growth, including in connection with the additional Series we expect to establish in the future, any of which could have a material adverse effect on the business and operating results of the Series and each subsequent Series.

A Series’ investment and other operational policies are subject to revision from time to time in our board’s discretion, which could diminish Member returns below expectations.

A Series’ investment in an HEI and other operational policies related to the day-to-day management of the Series business may be amended or revised from time to time at the discretion of our Manager, without a vote of our Members.  Such discretion could result in the Series shares failing to yield returns consistent with investors’ expectations.

The consideration paid by us in exchange for our interests in the Underlying Investments or the underlying property may exceed the valuation that would have been determined by a third-party valuation expert engaged to determine an estimate of the fair market value of the Underlying Investments.

The amount of consideration we will pay for our indirect interest in the Underlying Investments will be negotiated on an arm’s-length basis, but neither us nor the current owners of the HEI Interest will engage any third-party valuation experts to determine the fair market value of the Underlying Investments other than a valuation of the respective property by means of an appraisal or AVM (see “Home Equity Investments Fair Market Value”, above). As a result, the consideration to be paid by us for the acquisition of the Underlying Investments may exceed the valuation that would be determined by a third-party valuation expert engaged to determine an estimate of the fair market value of the Underlying Investment.

There can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Shares.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series of Shares.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Investments through the issuance of further Series of Shares and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Shares, this may impact any Investors already holding Shares as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Shares of additional Underlying Investments.

There is substantial doubt about our ability to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

Although a number of well-established real estate debt and equity crowdfunding platforms exist and have been successful, we believe our offering to be unique and our strategy to be different from other platforms.  The Company and the Shares may not gain market acceptance from potential investors, potential Originators or service providers within the real estate crowdfund or investment industry.  This could result in an inability of the Manager to operate the Underlying Investments profitably.  This could impact the issuance of further Series of Shares and additional Underlying Investments being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Investments, Investors would not receive any benefits which arise from economies of scale (such as management of multiple assets, financings and discounts on insurance).

We are reliant on the Manager and their respective personnel. Our business and operations could be adversely affected if the Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Shares) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Investments and for QuantmRE to maintain the Platform.  The principals of the Manager are experienced real estate and finance professionals and investors in assets similar to the Underlying Investments, and have extensive investment and management experience.  However, the Manager has only been in existence since April 2021, and has limited operating history.

In addition, the success of the Company (and therefore, the Shares) will be highly dependent on the expertise and performance of the Manager and its teams, network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Investments.  There can be no assurance that these individuals will continue to be associated with the Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Investments and, in particular, their ongoing management and use to support the investment of the Members.

Furthermore, the success of the Company and the value of the Shares is dependent on there being a critical mass from the market for the Shares and that the Company is able to acquire a number of Underlying Investments in multiple Series so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Investment.  In the event that the Company is unable to source additional Underlying Investments due to, for example, competition for such Underlying Investments or lack of Underlying Investments available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Investments through the issuance of further Series of Shares and monetizing them together with current Underlying Investments.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Shares as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Shares for each Underlying Investment.  Each Series of Shares will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Shares is segregated from the liability of Investors holding another Series of Shares and the assets of one Series of Shares are not available to satisfy the liabilities of other Series of Shares.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Shares as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Shares and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Shares.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Shares or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Shares should be applied to meet the liabilities of the other Series of Shares or the liabilities of the Company generally where the assets of such other Series of Shares or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Shares, they will be borne proportionately across all of the Series of Shares (which may include future Series of Shares to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocation of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Shares and therefore, there is a risk that a Series of Shares may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Shares received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Shares could be materially and adversely affected.

The highly automated nature of the Platform through which potential investors may acquire or transfer Shares may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Originators and the Underlying Investments.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Originators could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Investments, which could have a material negative impact on the value of Shares or the potential for distributions to be made on the Shares.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Originators or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Manager, the Company, and the Platform and the Company could lose Investors.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Investments through the issuance of further Series of Shares and monetizing them at the Membership Experience Programs.

A failure of the Company’s technology infrastructure and ability to invest in Home Equity Investments could have a material adverse effect on the Company’s operations and financial results.

Our business performance depends upon the effectiveness of the QuantmRE Platform and the Company’s ability to acquire Equity Investments, the failure of which could materially impact our business and financial results. Notwithstanding, we may not be able to effectively make investments, achieve our expected revenue growth and we could experience a significant competitive disadvantage in the marketplace.

System limitations or failures could harm our business and may cause the Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Manager may provide content or posts ads about the Company or a Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Shares.

Certain provisions of our Operating Agreement could hinder, delay or prevent a change of control of the Property.

Certain provisions of our Operating Agreement could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Property.  These provisions include the following:

•Authorization of additional shares, issuances of authorized shares and classification of shares without Member approval.  Our Operating Agreement authorizes us to issue additional shares or other securities of each Series for the consideration and on the terms and conditions established by our Manager without the approval of any holders of our shares.

Risks relating to the Offerings

We are offering our Shares pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Shares less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Shares less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Shares, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of Underlying Investments and create economies of scale, which may adversely affect the value of the Shares or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If a regulator determines that the activities of either the Manager require its registration as a broker-dealer, the Manager may be required to cease operations and any Series of Shares offered and sold without such proper registration may be subject to a right of rescission.

The sale of Shares is being facilitated by the Company by Texture, a registered broker-dealer. Neither the Company nor the Manager receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Shares. If a regulatory authority determines that the Company or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Shares on the Platform, the Company or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Investments.  In addition, if the Company or Manager is found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Shares offered and sold while the Company or Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Underlying Investments by the Manager or could cause Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors”.  However, an exemption exists for issuers which engage a transfer agent.  If we were to lose our transfer agent and also have shares in any Series being held of record by more than 2,000 persons or 500 non “accredited investors”, then we would be required to register under the Exchange Act.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and may divert attention from management of the Underlying Investments by the Manager.

If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager may be forced to liquidate and wind up each Series of Shares or rescind the Offerings for any of the Series or the offering for any other Series of Shares.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Shares do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.

We do not believe that the Company will be an investment company under Section 3(a)(1)(A) because we are not engaged primarily in the business of investing, reinvesting or trading in securities.  The only assets which each Series will hold is real property and the Company will qualify for an exemption set forth in Section 3(c)(5)(C) because the portfolio will be in qualifying real estate assets. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires entities relying on this exception to invest at least 55% of its portfolio in qualifying assets; at least 80% of its assets in qualifying assets plus other real estate-related assets and no more than 20% of the portfolio in miscellaneous assets which are not qualifying assets or real estate related assets.

In that the Company’s investment model will be for each Series to invest in and own Underlying Investments which are real estate backed investment instruments and therefore qualifying real estate assets, we believe that the investment will qualify for exemption under Section 3(c)(5)(C).  How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that the Company or a Series were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly owned or majority owned subsidiaries.

If the Company were to be required to register under the Investment Company Act or the Manager or the Property Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Property Manager may be forced to liquidate and wind up each Series of Shares or rescind the Offerings for any of the Series or the offering for any other Series of Shares.

Possible Changes in Federal Tax Laws.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Shares of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Shares of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Related to the Real Estate Business in General

The profitability of Underlying Investments is uncertain.

We intend to invest in HEIs and HEI Interests for each Series selectively. Acquisition of Underlying Investments entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the equity in the underlying property will not increase or even decrease.  Expenses may be greater than anticipated.

Adverse economic and geopolitical conditions in general and in the Underlying Investment real estate markets in particular could have a material adverse effect on a Series’ results of operations, financial condition and the Series’ ability to make distributions to holders of our shares.

A Series’ business may be affected by the volatility and illiquidity in the financial and credit markets, a general global economic recession, and other market or economic challenges experienced by the real estate industry or the U.S. economy as a whole.  A Series’ business may also be materially and adversely affected by local economic conditions, as substantially all of a Series’ revenues are derived from the respective Underlying Investment.  Because a Series’ sole asset will be its interest in an HEI or HEI Interest, if economic conditions persist or deteriorate, then the Series’ results of operations, financial condition and ability to make distributions to the holders of a Series’ shares may be materially and adversely affected by the following, among other potential conditions:

• a reduced demand from owners of single family residential properties to access their home equity;

•reduced liquidity and increased credit risk premiums for certain market participants may impair a Series' ability to access investment capital.

These conditions may continue or worsen in the future, which could have materially and adversely affect a Series' results of operations, financial condition and ability to make distributions to the holders of a Series’ shares.

Individual Underlying Investments are not diversified.

Each series is tied to a single Underlying Investment and it is not anticipated that any Series would own assets other than its respective Underlying Investment plus potential cash reserves for maintenance, insurance and other expenses pertaining to the Underlying Investment. Therefore, an investment is not diversified geographically or by type of property. The performance of a Series is therefore linked to economic conditions in the region in which the property related to the Underlying Investment is located and the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the region in which an Underlying Investment is located and in the market for real estate properties, such conditions could result in a reduction of a Series’ income and cash to return capital and thus affect the amount of distributions that can be made. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Competition with third parties in originating and acquiring HEIs may reduce profitability.

The Company competes with many other entities engaged in similar investment activities, many of which have greater resources than we do. Specifically, there are numerous real estate finance and foreign investors that operate in the markets in which the Company may operate, that will compete with us in acquiring investments.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for investments that meet our investment objectives could result in an increase of the price of such investments. If we pay higher prices for HEIs, our profitability may be reduced and you may experience a lower return on your investment.

The failure of our Underlying Investments to appreciate in value may preclude our Members from realizing a return on their Share ownership.

There is no assurance that the real estate investments of any Series will appreciate in value or will ever be sold at a profit. The marketability and value of the underlying properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the Underlying Investments, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any investments for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our investments could significantly harm our financial condition and operating results.

Illiquidity of investments could significantly impede our ability to respond to adverse changes in the performance of our investments and harm our financial condition.

Because investments are relatively illiquid, our ability to promptly sell one or more Underlying Investments in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for an Underlying Investment, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. A Series may be unable to realize investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.

Uninsured and underinsured losses could result in a loss of capital.

Each property associated with an Underlying Investment will be required to be covered by comprehensive insurance, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by single family property owners and the Series will be named as an additional insured.  Various types of catastrophic losses, such as floods, earthquakes and losses from terrorist activities, may not be insurable or may not be economically insurable.

In the event of a substantial loss, the insurance coverage may not be sufficient to cover the full current market value or replacement cost of loss.  Should an uninsured loss or a loss in excess of insured limits occur, the Series could lose all or a portion of the capital it has invested in the Underlying Investment, as well as the anticipated future revenue from the Underlying Investment.  In that event, a Series or its subsidiaries might nevertheless remain obligated for any mortgage debt or other financial obligations related to the Underlying Investment.  Inflation, changes in ordinances, environmental considerations and other factors might also keep the homeowner from using insurance proceeds received to replace or renovate the Underlying Investment after it has been damaged or destroyed.  Under those circumstances, the insurance proceeds the homeowner receives might be inadequate to restore its economic position on the damaged or destroyed property.

Risks Related to Financing

The Company might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

The Company, or one or more Series, may obtain lines of credit and long-term financing that may be secured by one or more of the Underlying Investments. As with any liability, there is a risk that the Series may be unable to repay its obligations from the cash flow of the Underlying Investments. Therefore, when borrowing and securing such borrowing with assets, there is a risk of losing such assets in the event the Series is unable to repay such obligations or meet such demands.

The Manager has broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

The Manager will try to fund the entire acquisition of an Underlying Investment through the proceeds of the offering of a Series, however, the maximum amount of leverage with respect to a Series and Underlying Investment is estimated to be 50% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of the Underlying Investment. High debt levels would cause the Company to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash available for distribution and could result in a decline in the value of our Investors’ investments.

Underlying mortgage debt obligations related to the property associated with an Underlying Investment with an incurred will expose a Series to increased risk of property losses to foreclosure, which could adversely affect the holders of Series’ shares.

Incurring mortgage or other secured debt increases the risk of property losses, because any defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately the loss of the property securing the loan.  For tax purposes, a foreclosure of the Underlying Investment would be treated as a sale of the Property for a purchase price equal to the outstanding balance of the debt secured by the mortgage.  If the outstanding balance of the debt secured by the mortgage exceeds the Series’ tax basis in the Property, the Series would recognize taxable income on foreclosure but would not receive any cash proceeds.  As a result, we may be required to identify, and the respective Series may be required to utilize, other sources of cash for distributions of that income to the holders of such Series.  Furthermore, we expect that any such sources of additional cash will be limited in light of the fact that we expect the Underlying Investment to be the sole real estate asset owned and generated by such Series.

Risks Related to Ownership of our Shares

Lack of voting rights.

The Manager has a unilateral ability to amend the LLC Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Shares.  Investors will therefore be subject to any amendments the Manager makes (if any) to the LLC Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Shares. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Investment.

The offering price for the Shares determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Shares can be traded publicly.

The price of the Shares is a derivative result of the purchase price for the Underlying Investment and the effect of any debt financing on the Underlying Investment.  The purchase price will generally be based upon prevailing market conditions, cap rates and the capital stack, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Investment.  These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

If a market ever develops for the Shares, the market price and trading volume of our Shares may be volatile.

Although the Company does not plan to list the Shares on an exchange or trading platform, if a market for the Shares does develop, the market price of the Shares could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Investment or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Shares may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Shares will not accrue interest while in escrow.

The funds paid by a subscriber for Shares will be held in a non-interest-bearing escrow account by the Escrow Agent until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Shares will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the Company is not registered.  If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the LLC Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our LLC Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If a Member were to bring a claim against the Company or the Manager pursuant to the LLC Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our LLC Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our LLC Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the LLC Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our LLC Agreement and our Shares. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the LLC Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the LLC Agreement with a jury trial. No condition, stipulation or provision of the LLC Agreement or our Shares serves as a waiver by any Investor or beneficial owner of our Shares or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Shares to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

Risk Inherent in Investing Through a Delaware Series LLC.

Under Delaware law, a Limited Liability Company (LLC) may be composed of individual series of membership interests. This type of entity is referred to as a Series LLC. Each series effectively is treated as a separate entity, meaning the debts; liabilities, obligations and expenses of one series cannot be enforced against another series of the LLC or against the LLC as a whole. Each series can hold its own assets, have its own members, conduct its own operations and pursue different business objectives, but remain insulated from claims of members, creditors or litigants pursuing the assets of or asserting claims against another series.  There is a certain degree of uncertainty surrounding the Series LLC form. For example, the legal separation of the assets and liabilities of each series in a Series LLC has not been tested in court. Although Delaware law clearly provides for legal separation of series, it is unclear whether courts in other states and/or jurisdictions would recognize a legal separation of assets and liabilities within what is technically a single entity. Therefore, even if a Delaware Series LLC were properly operated with distinct records relating to the assets and liabilities of each series, a court in another jurisdiction could determine not to recognize the legal separation afforded under Delaware law.

The status of a Series LLC in bankruptcy is unknown.

Generally, each Series will be regarded as being bankruptcy remote from each other series.  This means that the assets of one group or series of assets are protected in the event another group or series of assets becomes subject to suit or other action. For a specific series to file a petition in a bankruptcy apart from the other series or the parent LLC, it would need to be considered a “person” under federal bankruptcy code.  However, it is unclear whether a series is a “person” with the related right to file a bankruptcy petition that is separate and apart from the Company and other Series.  Even if a Series is deemed to have the right to file for bankruptcy on its own, it remains to be seen how the courts will apply the principles of “substantive consolidation” to the series LLC.

There is the potential for cross series liability

A series limited liability company offers multiple investment portfolios under one umbrella entity.  The principal benefit of a series limited liability company is that it achieves economies of scale by reducing the costs associated with multiple entities.  However, a series fund presents a risk because it is a single legal vehicle, notwithstanding the various divisions, or series, within it.  Although the right of each class of Interests is related to a specific asset established to by the Company, in theory all the assets are available to meet the liabilities to third parties of the company as a whole (including those generated in respect of a particular asset).  This gives rise to the possibility of “cross-series liability” i.e., one series being required to pay the liability of another.  While Delaware law clearly provides for cross-series insulation, the application of those provisions by courts outside of Delaware is largely untested.

U.S. Federal Income Tax Risk Factors

Failure of each Series to be classified as a separate entity for U.S. Federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of Series Shares.

We intend to treat each Series as a separate business entity for U.S. federal income tax purposes and the series LLC organization as a non-entity for U.S. federal income tax purposes.  Consistent with this approach, the Internal Revenue Service, or the IRS, has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series' classification for U.S. federal income tax purposes determined under general tax principles and the entity classification ("check-the-box") rules.

Your investment has various tax risks.

Although provisions of the Internal Revenue Code generally relevant to an investment in Series Shares are described in “U.S. Federal Income Tax Considerations,” you should consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in Series Shares.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Shares, in particular, in relation to the Company, the Property Manager, the Manager and the Underlying Investments.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Shares.

There are conflicts of interest between the Company, the Manager and its affiliates.

We expect that EQRE Manager, LLC (the “Manager”) will provide acquisition, consulting, and other services to our Manager and the Company. Some, but not all, of the conflicts inherent in our Company’s transactions with the Manager, QuantmRE and their affiliates, and the limitations on such parties adopted to address these conflicts, are described below.  Our Company, Manager, QuantmRE, and their respective affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to Members and the value of our Shares. See “Inter-Series Relationship, Conflicts of Interest and Opportunity Allocation Policy”.

The interests of the Manager, QuantmRE and their principals and other affiliates may conflict with the interests of the Members.

The Company’s LLC Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between the interests of the Members and those of the Manager, QuantmRE and their principals and affiliates. Potential conflicts of interest include, but are not limited to, the following:

-the Manager, QuantmRE, and their respective principals and/or affiliates are offering, and may continue to originate and offer, other investment opportunities, similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

-the Manager, QuantmRE, and their respective principals and/or affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and Members will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;

-we may engage the Manager, QuantmRE or their affiliates to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis;

-a Series may acquire an Underlying Investment that is owned by the Manager, QuantmRE, or their respective principals and/or affiliates; and

-the Manager, QuantmRE, and their respective principals and/or affiliates are not required to devote all of their time and efforts to our affairs.

Our LLC Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our LLC Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such Shares and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our LLC Agreement, the LLC Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Shares.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Ownership of multiple Series of Shares.

The Manager or its affiliates will acquire Shares in each Series of Shares for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Shares prior to the liquidation of an Underlying Investment, in the future, they may, from time to time, transfer these interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Shares held by the Investors (e.g., driving price down because of supply and demand and over availability of Shares).  This ownership in each of the Series of Shares may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Shares (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Shares, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Shares).

Allocations of income and expenses as between Series of Shares.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Shares and certain Series of Shares may get a disproportionate percentage of the cost or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocation of Expenses”, the Manager has the right to change this allocation policy at any time without further notice to Investors.

The Manager has the ability to unilaterally amend the LLC Agreement and allocation policy.  As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the LLC Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of Shares Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the LLC Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Our affiliates’ interests in other related Parties.

The officers and directors of QuantmRE, which is the sole member of the Manager, are also officers and directors and/or key professionals of other affiliates. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other QuantmRE Parties, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other QuantmRE Parties and other business activities in which they are involved. QuantmRE may serve as the asset manager for multiple entities with similar strategies. These separate entities may all require the time and consideration of QuantmRE and its affiliates, potentially resulting in an unequal division of resources to all QuantmRE Parties. However, we believe that QuantmRE has sufficient professionals to fully discharge their responsibilities to the QuantmRE Parties for which they work.

DILUTION

Dilution means a reduction in value, control or earnings of the Shares the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Shares in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its assigns may acquire Shares in any Offering. In all circumstance, the Manager or its affiliated purchaser will pay the price per share offered to all other potential Investors hereunder.

USE OF PROCEEDS – SERIES 000-1

We estimate that the gross proceeds of the Series Offering (including from Series Shares acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used to retire, in full or in part, the amounts borrowed against Credit Facility.  Other use of proceeds is as set forth below:

Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
Uses
Purchase price of the HEI asset for the Series 000-1(1)	$280,950	98.49%
	$0	-
Offering Fee (2)	$1,500	0.53%
Acquisition Fee (3)	$2809.50	0.98%
Total Fees and Expenses	$4,309.50	1.51%
Total Proceeds	$285,259.50	100%

(1)The proceeds will be used to purchase a HEI Interest in the Underlying Properties.

(2)The Manager charges a $1,500 flat fee (“Offering Fee”) to each Series which will also cover all Offering Expenses

(3)The Acquisition Fee is equal to 1.0% of the purchase price for each HEI or interest therein that the Series acquires

Upon the closing of the Offering, proceeds from the sale of the Series Shares will be distributed to the account of the Series. The Series will complete the agreement and pay the Originator the amounts listed in the Series Detail Table.

In addition to the costs of acquiring the Underlying Investment, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Offering Fee, and (ii) the Acquisition Fee, including but not limited to the items described in the Use of Proceeds Table above..

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Shares are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, Offering Expenses and Acquisition Expenses.

DESCRIPTION OF SERIES 000-1

Investment Overview

Series 000-1intends to purchase the identified property as set forth below (the “Series 000-1Asset”), the specifications of which are set forth below.

Asset Description

Home Equity Investment of $280,950 relating to 14671 Beach Ave, Irvine, California 92606

Property Description

Located in South Orange County in the Irvine Metropolitan Area, this 2 floor unit was built in 1971 with 4 bedrooms. It has 3 baths and a total living area of 2,287 square feet. The size of the lot is 5,000 square feet. It has a garage and a backyard.

Neighborhood / City Overview

The Beach Avenue home is accessed from Redwood Street, near College Park Elementary and the Harvard Community Park, which are 0.3 miles from the house. The Irvine High School is just 1.2 miles away with Irvine Football Stadium, 12 tennis courts and 2 basketball courts adjacent to it. The Santa Ana Freeway to Los Angeles, which is 50 minutes away, can be accessed via the Jamboree Road with a 2 mile drive. Irvine has won several awards including 5th best city to live, 3rd happiest place, and best run cities in the US.

A number of corporations in the technology and semiconductor sectors have their global headquarters in Irvine. The University of California located 5.1 miles from the residence, is one of the largest employers in the area. Newport Beach is 13 miles and the popular Tanaka Farms is 4.9 miles away.

Real Estate prices in Irvine have been appreciating at 7.35% every year. According to Zillow, home prices in Irvine appreciated by 18% in the last 1 year.

Use of Proceeds

The table below sets forth our estimated use of proceeds from this offering, assuming we sell in this offering: $285,259.50 in Series 000-1Interests, the maximum offering amount. We expect to use all of the net proceeds from this offering (after paying the Offering Fee and the Acquisition Fee) to invest in the HEI Interest on 14671 Beach Ave, Irvine, California 92606.

Series 000-1
Location	14671 Beach Ave, Irvine, California 92606
Property Type	Single Family Residence
Living area	2,287 SqFt
Current Value (as of February 28, 2023)	$1,226,757
HEI Option Value Percentage	29.79%
HEI Interest Purchase Price	$280,950
Offering Fee	$1,500
Acquisition Fee	$2,809.50
Homeowner Option Premium Received	$250,000
Annual IRR Cap	18.50%
Funding Date	June 22, 2022
HEI Expiry Date	June 21, 2032
Duration of HEI	10 years

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion and analysis and other parts of this offering statement contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this offering statement.

Since its formation in February 2023, the Company has been engaged primarily in identifying and acquiring a collection of Underlying Investments. The Company plans to finance the acquisitions through equity and debt financing, including equity capital raised in connection with the Offerings.

In addition, the Manager has been engaged in developing the financial, offering and other materials to begin offering Shares in the Company’s Series.

We are devoting substantially all our efforts to establishing our business and planned principal operations will commence at the time of the launch of the Offering for Series Shares described. As such, and because of the start-up nature of the Company’s and the Manager’s business, the reported financial information once the Company or any Series is capitalized and has assets or liabilities, will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Manager, its affiliates and employees of its Manager, QuantmRE, to grow and support our business.

There are a number of key factors that will have large potential impacts on our operating results going forward including the Manager’s and QuantmRE’s ability to:

-source high quality Underlying Investments at reasonable prices to securitize through the Platform;

-market the Platform and the offerings in individual Series of the Company and attract Investors to the Platform to acquire the Shares issued by Series of the Company; and

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Shares in Series of the Company.

We have not yet generated any revenues and do not anticipate doing so until Q3 of 2023. We have not launched or completed any initial offerings to date but expect to commence offerings in Q3 of 2023

At the time of this filing, all assets and liabilities related to the Series that have been incurred to date and will be incurred until the Closings of the respective Offerings are the responsibility of the Company or the Manager and responsibility for any assets or liabilities related to any Underlying Investments will not transfer to each Series until such time as a Closing for each Series has occurred.  As of March 31, 2023, the Company has no assets and no liabilities.

Historical Investment in Series Assets

We plan to provide indirect investment opportunities in Underlying Investments to Investors through the Platform. At the time of this filing, we are offering an investment opportunity with respect to the investments listed in the Master Series Table. At the time of this filing, there have been no other investments.

Liquidity and Capital Resources

From inception, the Company and the Series are expected to finance their business activities through capital contributions from investors or the Manager or financing provided to the Company and each individual Series. The Company and each Series expect to continue to have access to ample capital financing from the Manager or Finance going forward. Until such time as the Series have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Shares in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series at the sole discretion of the Manager. At the time of this filing, no capital contributions have been to the Company or any Series.

In the future, the Company may incur financial obligations related to loans made to the Company by officers of the Manager, affiliates of the Manager or third-party lenders. Each Series will repay any loans plus accrued interest used to acquire its Underlying Investment with proceeds generated from the Closing of the Offering of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Investment for another Series.

Plan of Operations

The Company plans to launch approximately up to 100 offerings in the next twelve months.  We expect to launch Offerings for the Series highlighted in the Master Series Table in Q3 of 2023, with additional Series thereafter. The proceeds from any offerings closed during the next twelve months will be used to acquire additional Underlying Investments, which we anticipate will enable the Company to reduce Operating Expenses for each Series as we negotiate better contracts for operating expenses with a larger collection of assets.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by EQRE Manager, LLC, a Delaware limited liability company (the “Manager”) controlled by Quantm.One, Inc. (“QuantmRE”). QuantmRE owns and operates the QuantmRE investment platform (the “Platform”), through which Investors may indirectly invest, through a Series of the Company’s Shares, in Underlying Investments. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Shares exclusively through the Platform.  Neither the Manager nor QuantmRE nor any other affiliated entity involved in the offer and sale of the Shares is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of their participation in the sale of the Shares.

With respect to the Shares:

•The Company is the entity which issues Shares in each Series of the Company;

•QuantmRE owns and operates the Platform, through which membership interests are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as the operator of the Platform, provides services with respect to the selection, acquisition, and offering of the Underlying Investments; and

•The Manager operates each Series of Shares following the closing of the Offering for that Series.

Neither QuantmRE nor the Manager receives a finder’s fee or any underwriting, discounts or commissions in relation to any Offering of Shares.

Discounts, Commissions and Expenses

We have engaged Texture Capital, Inc (“Texture”) as the Company’s broker dealer. Shares offered on the Platform will be offered via Texture. Texture will receive a commission in the amount of one percent (1%) of the offering proceeds from the sale of the Shares.

The Manager is responsible for all offering fees and expenses, including the following: (i) all filing fees and communication expenses relating to the offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, or FINRA; (ii) all fees and expenses relating to the listing on a secondary market or exchange, if applicable; (iii) all fees, expenses and disbursements relating to the registration or qualification of our securities under the “blue sky” securities laws of such states and other jurisdictions as reasonably designated; (iv) the costs of all mailing and printing of the offering documents; (v) fees and expenses of the transfer agent for the securities; and (vi) the fees and expenses of our accountants, legal counsel and other agents and representatives.

Assuming that the full amount of the offering is raised, we estimate that the fees and expenses of the offering payable by the Manager will be approximately $75,000.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers”. For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Shares are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange.

The initial offering price per share for the Series 000-1Shares described in the Master Series Table above is based upon equal to the aggregate of (i) the purchase price of the Series HEI Interests of $280,950 (ii) Offering Fee and (iii) the Acquisition Fee divided by the number of the Series 000-1Shares offered in each Offering. The initial offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential investors.

There will be different closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Shares for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase agreement in the Master Series Table, the Company has independent purchase agreements to acquire the individual Underlying Investments, which it plans to exercise upon the closing of the individual Offering. These individual purchase agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Shares outside of the U.S.

Those persons who want to invest in the Shares must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Shares will be issued in book-entry form without certificates which will be managed by our Transfer Agent.

QuantmRE, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Offering Fee or Acquisition Fee, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Shares of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Shares will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager will be permitted to make a determination that the subscribers of Shares in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251 (d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Shares may involve significant risks.  Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Shares.  See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Share, where such minimum subscription limit may be waived for an Investor by the Manager in its sole discretion.

Lock-up Period

Upon the Closing of an Offering for a particular Series, a 30-day lock-up period will commence from the day of the Closing, before Shares in the particular Series may be transferred by any Investor in such Series.

Escrow Agent

The Company intends to use an Escrow Agent for the Series Offerings.

Fees and Expenses

Offering Expenses

The Manager will charge each Series an “Offering Fee” of $1,500 which will include all offering expenses incurred with respect to the Offerings for the Series (“Offering Expenses”), including the offering expenses for Series 000-1 detailed in the Master Series Table. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses). The Manager may waive the Offering Fee at its sole discretion.

Acquisition Expenses

The Manager will charge each Series an “Acquisition Fee” of 1% of the purchase price for each HEI or interest therein that the Series acquires, payable from the proceeds of each offering. The Acquisition Fee will include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Investment related to such Series incurred prior to the Closing, including appraisal fees, research fees, transfer taxes and due diligence experts, bank fees and interest (if the Underlying Investment was acquired using debt prior to completion of an offering) and travel and lodging for inspection purposes (the “Acquisition Expenses”). The Manager may waive the Acquisition Fee at its sole discretion.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Investment on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits hereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Shares in the Series which have not had a Closing, as detailed in the Master Series Table.

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Shares must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Shares is suitable for you.

2.Review the Terms of Purchase Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, agree to the completed Subscription Agreement using electronic acknowledgement on the Platform. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Terms of Purchase Agreement is accepted for a particular Offering, the Platform or an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Shares you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent.  The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Shares for which you subscribed.

4.The Manager will review the completed subscription documentation. You may be asked to provide additional information. The Manager will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Shares is approved or denied and if approved, the number of Series Shares you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Shares you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Shares, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Shares.

By executing the Terms of Purchase Agreement, you agree to be bound by the terms of the Subscription Agreement and the LLC Agreement. The Company and the Manager will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Series Shares, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Shares’ operating account, until if and when there is a Closing for a particular Offering with respect to that

Investor. When the Escrow Agent has received instructions from the Manager that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series.  If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

QuantmRE HEI Holdings I, LLC (the “Company”) is a recently-organized Delaware limited liability company whose investment objectives are to generate capital returns and preserve capital for its investors by investing in Home Equity Investments (“ Home Equity Investments” or “HEI(s)”) or participating interests in HEIs (“HEI Interests”) originated by Quantm.One, Inc. (“Underlying Investments”).   The Company will purchase Underlying Investments in whole or in part from affiliates, originators, lenders and servicers.

EQRE Manager, LLC, a Delaware limited liability company (the “Manager”) is the Company’s Manager and, in that capacity, has overall responsibility for managing and administering the business and affairs of the Company.

Investors will invest through the QuantmRETM Platform.  Through the Platform, investors will be able to view, research and invest in HEI Intersts. Once investors sign up to invest they will have access to an online dashboard which will provide details regarding the offered assets and allow for account management.

The Company will buy HEIs and HEI Interests for the best possible market price. A potential investor should note that the above criteria is subject to change according to market conditions. Pending qualification of this Offering, the Company hopes to acquire its first Underlying Investment in the third quarter of 2023.

Business of the Company

The Shares represent an investment in a particular Series and thus indirectly the Underlying Investment and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Investment associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Shares and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale.

Underlying Investments

Underlying Investments will be exclusively HEIs and HEI Interests. The Company’s Investment in HEIs or HEI Interests represent equity investments in owner-occupied and non-owner-occupied residential properties that allow the Company to participate in the current and future value of the homeowner’s property.  Under an HEI, the Primary Investor pays the homeowner cash in exchange for a contractual right to a percentage of the home’s current and future value.  For example, the Primary Investor may pay the Homeowner cash today representing 10% of the current value of the home, receiving a contractual right to 19% of the value of the home when it is sold or when the HEI is bought back.  During the term of the agreement, the homeowner continues to live in the home and continues to pay all ongoing expenses including all debts, property taxes, insurance (as applicable) and the cost to maintain and repair the property.

Competition

The Company’s business is highly competitive. The Company faces competition for homeowners from traditional sources such as other real estate brokers, mortgage loan brokers, and from other lenders, including commercial banks, savings and loan associations and credit unions. The Company also competes against other finance companies and other lenders whose loan structures and fee schedules might vary from those of traditional banking institutions.

Although the Company’s business model is unique in that it is offering ownership in HEIs and HEI Interests, real estate investing and real estate crowdfunding is not unique and there is significant competition for both investors and homeowners, but also the Underlying Investments, which the Company securitizes through its offerings, differs from other market participants, including other investment firms, institutional investors and private investors and operators.

In the real estate crowdfunding space itself, we face major real estate platforms, such as Groundfloor, Realty Mogul, Realty Shares, Roofstock, Patch of Land, and Fundrise.  All of these groups allow investors to invest in a single asset, through either debt or equity financing.  Groundfloor and Fundrise offer REIT type structures, which allow investors to invest in a portfolio of real estate assets.  Realty Mogul provides equity real estate investment opportunities for mid to large projects but exclusively serves accredited investors. Fundrise provides equity, debt and REIT investment opportunities in real estate and serves both accredited and unaccredited investors, but focuses on mid-tier developers doing seven to eight figure projects.

In addition, we face indirect competition from real estate financiers, including banks, mortgage lenders, private lenders, as well as other businesses offering similar instruments.

There are six companies that originate Home Equity Investments purely for institutional investors. They typically operate via ‘Forward Flow’ agreements which have significant minimum commitments. These companies, Unison, Point Digital Finance, Unlock, Hometap, Homepace and Splitero, are backed by a combination of venture capital firms, institutional investors, insurance and endowment funds. None of these companies allow small / retail investors to invest in Home Equity Investments.

QuantmRE also originates Home Equity Investments. QuantmRE is different from its competitors in that it is seeking to converts Home Equity Investments it originates into securities that can be bought and sold in the QuantmRE Marketplace. The QuantmRE Marketplace brings access, liquidity and tradability to the equity in owner-occupied residential homes – the largest untapped real estate asset class.

We also compete with online real estate investments platforms, such as Lofty.ai, Homium, VestaEquity, Fundrise, RealtyMogul, CrowdStreet and other real estate crowdfunding sites who offer real estate investment opportunities to retail investors. We plan on providing the opportunity for secondary market liquidity for Series investments in Home Equity Investments through the QuantmRE Marketplace and the ability for smaller investors to buy, sell and trade the equity in single family homes.

In the “fintech,” or financial technology, arena, there are several mobile applications and digital companies that offer novel investment platforms and opportunities for nonqualified investors.

We expect competition to persist and intensify in the future, which could harm the Company’s ability to increase volume on the QuantmRE Platform. If the Home Equity Investment financing model achieves broad success, additional competitors are likely to enter the market. The crowdfunding provisions enacted in Title III of the JOBS Act and the Regulation “A+” provisions enacted in Title IV of the JOBS Act are likely to lower the barriers to entry for financial services platforms and may draw a significant number of competitors into the marketplace.

Increased competition could result in reduced volumes, reduced fees or the failure of the Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. If any of the principal competitors or any major financial institution decided to compete vigorously for our customers, our ability to compete effectively could be significantly compromised and our operating results could be harmed. Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we have available and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships. These competitors may be better able to develop new products, to respond more quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to stay competitive and innovative, the demand for the products and services we offer through the Platform could stagnate or substantially decline.

Manager

The LLC Agreement designates the Manager as the manager of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Members.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The LLC Agreement further provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Shares or any of the Members and will not be subject to any different standards imposed by the LLC Agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the LLC Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Members.

In the event the Manager resigns as Manager of the Company, the holders of a majority of all Shares of the Company may elect a successor Manager.  Holders of Shares in each Series of the Company have no right to remove the Manager as manager of the Company. In the event the Manager is removed as manager of the Company, it shall also immediately cease to be manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager may assemble an Advisory Board to assist the Manager in identifying and acquiring the Underlying Investments, to assist the Manager in managing the Underlying Investments and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Shares.  The members of the Advisory Board will not be managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Members of any Series.  No Advisory Board has been established as of the date of this Offering.

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Investment related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Investments), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Investment;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Shares, including any blue-sky filings required in certain states and any annual audit of the accounts of such Series of Shares (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Shares;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Shares;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with the Underlying Investment; and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and QuantmRE have agreed to pay for Offering Expenses and Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table. The Manager and QuantmRE each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Investment), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Investments).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Investment of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) borrow against the Credit Facility to cover such Operating Expenses to the Series (an “Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional Shares to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The LLC Agreement provides that none of the Manager, or its affiliates, QuantmRE, nor any current or former directors, officers, employees, partners, Members, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board (if appointed), nor persons acting at the request of the Company in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Members for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

No distributions, in whole or in part, will be made, except as set forth below.  No distributions will be made until an Investment pays off or is otherwise liquidated.  The Manager reserves the right to deny, suspend, or modify any redemption or distribution request.

Subject to the limitations above, a Member subject to ERISA may be required to transfer its Interest in the Company or withdraw from the Company if the Company ceases to qualify under one of the exceptions set forth in the ERISA “plan asset” regulations and the continued investment in the Company by such Member would result in a breach of fiduciary duty under ERISA.

In addition, the Manager may, by notice to a Member, force the sale of all or a portion of such Member’s Interest on such terms as the Manager determines to be fair and reasonable, or take such other action as it determines to be fair and reasonable in the event that the Manager determines or has reason to believe that: (i) such Member has attempted to effect a transfer of, or a transfer has occurred with respect to, any portion of such Member’s Interest in violation of the LLC Agreement; (ii) continued ownership of such Interest by such Member is reasonably likely to cause the Company to be in violation of securities laws of the United States or any other relevant jurisdiction or the rules of any self-regulatory organization applicable to the Manager or its affiliates; (iii) continued ownership of such Interest by such Member may be harmful or injurious to the business or reputation of the Company or the Manager, or may subject the Company or any Members to a risk of adverse tax or other fiscal consequence, including without limitation, adverse consequence under ERISA; (iv) any of the representations or warranties made by such Member in connection with the acquisition of such Member’s Interest was not true when made or has ceased to be true; or (v) such Member’s Interest has vested in any other person by reason of the bankruptcy, dissolution, incompetency or death of such Member.

Any redemption shall be effected pursuant to the exemption from registration provided by this Offering.  The redemption price will be made at a price equal to the lower of (a) the purchase price at which the Shares in that Series were purchased or (b) the current public offering price of such Shares.  The redemption price for the Series Shares 000-1is described in the Master Series Table above.

Legal Proceedings

None of the Company, any Series, the Manager, QuantmRE or any director or executive officer of the Manager or QuantmRE is presently subject to any material legal proceedings.

Employees

The Company does not have any employees. As of January 1, 2023, Quantm.One, Inc. had one full-time employee and one part-time employee.

Properties

As of January 1, 2023, the Company did not own any property. Our headquarters are located at 333 N. Wilmot Rd, Suite 340, Tucson, AZ   85711.

Allocation of Expenses

To the extent relevant, Offering Expenses and revenue generated from Underlying Investments and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Shares.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated equally across all of the Series.  The Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company will be EQRE Manager, LLC, a Delaware limited liability company formed on April 20, 2021.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. QuantmRE, the sole member of the Manager, has established the Manager to make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board, if any.  The Manager and the officers and directors of QuantmRE are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Investments at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the LLC Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Members.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of the QuantmRE.

The Manager performs its duties and responsibilities pursuant to our LLC Agreement.  The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Members.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Services in Connection with an Offering:

•Create and manage all Series of Shares for offerings related to Underlying Investments on the Platform;

•Develop offering materials, including the determination of specific terms and structure and description of the Underlying Investments;

•Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

•Prepare all marketing materials related to offerings;

•Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

•Create and implement various technology services, transactional services, and electronic communications related to any offerings;

•All other necessary offering related services, which may be contracted out;

Management Services

•oversee the overall management of the Company;

•develop investment strategies and objectives and implement such strategies;

•manage and perform the various administrative functions necessary for our day-to-day operations;

•provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•provide financial and operational planning services and portfolio management functions;

•maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•maintain all appropriate company books and records;

•oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•make, change, and revoke such tax elections on behalf of the Company as the Manager deems appropriate;

•supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•manage and coordinate with the transfer agent, if any, the process of making distributions and payments to members;

•evaluate and obtain adequate insurance coverage based upon risk management determinations;

•provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

•evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us

Asset Acquisition and Disposition Services

•approve and oversee the investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•evaluate and approve potential asset dispositions, sales or liquidity transactions;

•structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold;

•adopt and periodically review our investment guidelines;

•obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•oversee and conduct the due diligence process related to prospective investments;

•negotiate and execute approved investments and other transactions; and

•approve any potential liquidity transaction.

Member Relationship Services:

•Provide any appropriate updates related to Underlying Investments or offerings electronically or through the Platform;

•Manage communications with Members, including answering e-mails, preparing and sending written and electronic reports and other communications;

•Establish technology infrastructure to assist in providing Member support and services;

•Determine our distribution policy and determine amounts of and authorize Distributable Cash distributions from time to time;

•Maintain Distributable Cash funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

•Manage and perform the various administrative functions necessary for our day-to-day operations;

•Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager to cover any Operating Expense shortfalls;

•Administer the potential issuance of additional Shares to cover any potential Operating Expense shortfalls;

•Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

•Maintain all appropriate books and records for the Company and all the Series of Shares;

•Obtain and update market research and economic and statistical data in the Underlying Investments;

•Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•Provide all necessary cash management services;

•Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Members or the transfer or re-sale of securities as may be permitted by law;

•Evaluate and obtain adequate insurance coverage for the Underlying Investments based upon risk management determinations;

•Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

•Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

•Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Executive Officers, Directors and Key Employees of the Manager

The Manager is controlled by Quantm.One, Inc., a Delaware Corporation (“QuantmRE”).  The officers and directors of the QuantmRE are the following individuals:

Name	Age	Position
Matthew Sullivan	57	CEO
Charles Tralka	58	Interim CFO

Biographical Information

Matthew Sullivan: Chief Executive Officer, Secretary and Director

Matthew Sullivan founded Quantm.One, Inc. in December 2017 and is the visionary behind the QuantmRE Platform. He has served as the Company’s full-time CEO since the Company’s launch in December 2017.  He is responsible for the overall success of the Company and for making top-level managerial decisions, leading the development of the company’s short and long-term strategy and creating and implementing the Company’s vision and mission. He is also the co-founder of Secured Real Estate Income Strategies, LLC, a real estate debt fund that was established in June 2016. Since January 2015 Mr. Sullivan has been the president of Crowdventure.com, a real estate crowdfunding company. Prior to that (Nov 2012 – September 2014) he was president of Clearway Sustainability Solutions Ltd, a UK based company that provided corporations with sustainability solutions. Mr. Sullivan went to Westminster School in London, UK and studied Law at Birmingham University before pursuing a career in finance and stockbroking, specializing in the South East Asian markets. In 1997 he chose an entrepreneurial path and founded Europe's first internet billing application service provider. Since then his career has been focused on finance and technology.

Charles Tralka: Interim Chief Financial Officer

Charles ‘Chuck’ Tralka is the Company’s interim Chief Financial Officer and was appointed on December 20, 2021. His role is to oversee the Company’s financial activities, including being responsible for the finance and accounting professionals who perform operational functions, and to serve in a strategic advisory role for the CEO. Chuck is actively involved as a partner at his real estate firm GCA Equity Partners, LLC and is working with the Company as its interim CFO on a part-time bass. Chuck is a former high-technology executive and real estate investor. During his high-tech career he served in various roles at Altera Corporation, Aptix, Inc., QuickLogic Corporation and Xilinx, Inc. He moved to full time real estate investing in 2011 when he joined GCA Equity Partners, LLC. As a partner there, since 2011 he has facilitated the launch of four investment funds focused on real estate development and construction, along with direct investments in a number of other individual projects.  More recently, he has been working with his partners to acquire, develop and construct projects for GCA’s own portfolio. He holds a BSEE degree from the University of California at Davis.

Origination Team

The Manager’s origination team is comprised of professionals who have significant experience in the shared equity space.

Mark Rogers – HEI Originations

Mark Rogers has more than 30 years of experience as an entrepreneur and in financial management and operations, including work as a turnaround specialist, an active portfolio manager and an investor in growing companies. He managed the family office and portfolio of assets for NFT Ventures, which he cofounded with Ray Noorda, former chairman of Novell, Inc. for over 12 years. He served as interim CEO for several companies, and was responsible for turning them into profitable entities. He began his career at Ernst & Young in New York where he specialized in M&A transactions and was a member of the financial services firm’s audit group. Mr. Rogers received his B.B.A. from Pace University in New York, and has served as a member of the Board of Directors for several private and public companies. Mr. Rogers is a licensed real estate salesperson.

Steve Hotovec – HEI Originations

Steve Hotovec has more than 20 years of experience in investing, managing and financial product development. He began his professional financial career with Lehman Brothers in Menlo Park, Calif. actively managing investment portfolios, and specializing in 144 (restricted stock, transactions) for Silicon Valley founders and employees. He co-founded and grew one of the SF Bay Area’s first independent boutique technology, research and institutional trading firms and developed an open architecture investment platform allowing institutions and family offices to link multiple managers and strategies to a single investor controlled account. Mr. Hotovec is an author and speaker on the subjects of risk—based (budget) investments and the importance of liquidity and capital controls within public and private investment portfolios. He received his B.S.B.A in finance from San Diego State University.

Peter Frankel Jr – Originations

Peter Frankel has more than 25 years of experience in real estate, mortgage lending and title insurance. He has served as branch manager and head of underwriting and loan processing operations, trained loan officers and office staff personnel, and was the recipient of sales excellence awards. He is a licensed CA Real Estate Broker, Salesperson and Mortgage Originator. Mr. Frankel received his B.S. in Business from the University of San Francisco.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive reimbursement for costs incurred relating to the Offering described herein and other offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Shares.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own 0% of the Shares acquired on the same terms as the other Investors. As of the date of this filing, the Company has not issued any securities.

DESCRIPTION OF SHARES OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the LLC Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Shares.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the LLC Agreement or the Subscription Agreement (as applicable), the provisions of the LLC Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the LLC Agreement.

Description of the Shares

The Company is a Delaware series limited liability company organized on February 10,, 2023 under the Delaware Limited Liability Company Act (the “LLC Act”) issuing different series (“Series”) of limited liability company interests. In accordance with the LLC Act, the Series 000-1is, and each other Series we may establish in the future will be, a separate series and not itself a separate legal entity.  Section 18-215(b) of the LLC Act provides that, if certain conditions (as set forth in Section 18-215(b)) are met, including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series.  Accordingly, the real property and other assets of one Series include only the real property, related assets and other assets that are held by that Series, including funds delivered for the purchase of shares in that Series.  However, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of our Company generally where the assets of such other Series or of our Company generally are insufficient to meet our liabilities.

Each Series will be treated as a separate legal entity for U.S. federal income tax purposes.

The limited liability company interests in each Series will be denominated in Shares of limited liability company interests (“Shares”).  Only Series 000-1Shares are being offered and sold pursuant to this offering circular.  Additional Series may be offered pursuant to one or more amendments to this offering circular.

All of the Series Shares offered by this prospectus will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series Shares, as determined by our Manager, the holders of such shares will not be liable to us to make any additional capital contributions with respect to such shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series Shares have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any securities of our Company and no preferential rights to distributions.

In general, each Series will participate exclusively in the economic returns derived from the HEI Interest on the Underlying Property.

We expect that our Manager will authorize the creation of new Series that will acquire and participate exclusively in the economic returns derived from the interests in other HEIs (each, an “Other HEI Series” and, together with the Series 000-1, the “HEI Series”).

In addition, Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  We intend for each Series to conduct its business, enter into contracts and hold title to assets in its own name.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to acquire their respective Underlying Investment and pay the Originators pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership interest in the Series of Shares related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Shares, (iii) the Manager, (iv) the Property Manager, (v) the Platform or (vi) the Underlying Investment associated with the Series or any Underlying Investment owned by any other Series of Shares.]

Although our Shares will not immediately be listed on a stock exchange or market and a liquid market in the Shares cannot be guaranteed, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Shares on the QuantmRE Platform, although the creation of such a market or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors”).

Further issuance of Shares

Only the Series Shares, which are not annotated as closed, in the Master Series Table are being offered and sold pursuant to this Offering Circular.  The Manager, in its sole discretion, has the option to issue additional Shares (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Shares is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Investment.

Distribution rights

Any future distributions we make will be at the discretion of our Manager and will be dependent upon a number of factors, including prohibitions or restrictions under financing agreements or applicable law and other factors described below. We do not intend to reduce the expected distributions per share if the underwriters’ option to purchase additional Shares to cover over-allotments is exercised.

We cannot assure you that our estimated distributions will be made or sustained or that our Manager will not change our distribution policy in the future. Any distributions we pay in the future will depend upon our actual results of operations, liquidity, cash flows, financial conditions, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. Our actual results of operations, liquidity, cash flows and financial conditions will be affected by a number of factors, including the revenue we receive from the Property, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our ability to pay dividends and make other distributions to our Members, please see “Risk Factors.”

It is possible that our distributions will exceed our then current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Therefore, a portion of our distributions may represent a return of capital for U.S. federal income tax purposes. That portion of our distributions in excess of our current and accumulated earnings and profits will not be taxable to a taxable U.S. Member under current U.S. federal income tax law to the extent that portion of our distributions do not exceed the Member’s adjusted tax basis in the Member’s Shares, but rather will reduce the adjusted basis of the Shares. As a result, the gain recognized on a subsequent sale of those Shares or upon our liquidation will be increased (or a loss decreased) accordingly. To the extent those distributions exceed a taxable U.S. Member’s adjusted tax basis in his or her Shares, they generally will be treated as a capital gain realized from the taxable disposition of those shares. The percentage of our Member distributions that exceeds our current and accumulated earnings and profits may vary substantially from year to year. For a more complete discussion of the tax treatment of distributions to holders of our Shares, see “U.S. Federal Income Tax Considerations.”

Registration rights

There are no registration rights in respect of the Shares.

Voting rights

The Manager is not required to hold an annual meeting of Members. The LLC Agreement provides that meetings of Members may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. Generally, Members do not have any voting rights.  If a Series Designation does provide for voting of the Members, the following shall apply: (i) all Members (regardless of Series) shall vote together as a single class on all matters as to which all Members are entitled to vote and (ii) Members of a particular Series shall be entitled to one vote per Share for all matters submitted for the consent or approval of the Members of such Series.

The Manager or its affiliates (if they hold Series of Shares) may not vote as a Member in respect of any matter put to the Members.  However, the submission of any action of the Company or a Series for a vote of the Members shall first be approved by the Manager and no amendment to the LLC Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the LLC Agreement without the approval of the Members to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Shares;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the LLC Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the LLC Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the LLC Agreement provided the Manager determines that those amendments:

•do not adversely affect the Members (including any particular Series of Shares as compared to other Series of Shares) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Shares, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Shares may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Members;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Shares under the provisions of the LLC Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the LLC Agreement or are otherwise contemplated by the LLC Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Investment of each Series.

Liquidation rights

The LLC Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; and (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Shares in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Shares be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Shares in the profits of the Series of Shares).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Shares or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Shares or the Company as a whole, as applicable, the Underlying Investments will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Members of the relevant Series of Shares, allocated pro rata based on the number of Shares held by each Member (which may include the Manager, any of its affiliates and the Originator and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Shares are subject to restrictions on transferability. A Member may not transfer, assign or pledge its Shares without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) the assets of the Series being deemed “plan assets” for purposes of ERISA or (b) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Member is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Shares in each Series of Shares for their own accounts. The restrictions on transferability listed above will also apply to any redemptions or any resale of Shares via the Platform.

Additionally, unless and until the Shares of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to pledge or transfer the Shares.  There can be no assurance that we will, or will be able to, register the Shares for resale and there can be no guarantee that a liquid market for the Share will develop. Therefore, Investors may be required to hold their Shares indefinitely. Please refer to Exhibit 2.2 (the LLC Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.

Agreement to be bound by the LLC Agreement; power of attorney

By purchasing Shares, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the LLC Agreement.  Pursuant to the LLC Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the LLC Agreement.

Duties of officers

The LLC Agreement provides that, except as may otherwise be provided by the LLC Agreement, the property, affairs and business of each Series of Shares will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the LLC Agreement or as may be specified by the Manager.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager.  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the LLC Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the LLC Agreement.

Related Party Transactions

The Manager will provide administrative services to the Company and each Series.

The Manager and QuantmRE have agreed to pay and not be reimbursed for the Company’s offering expenses and operating expenses incurred prior to the closing date of the purchase of an HEI by Series 000-1.

The offering of the Shares will be facilitated through the QuantmRE Platform.  QuantmRE is sole member of the Company’s Manager.

Conflicts of Interest

We expect that the Series 000-1and each other Series we establish in the future will have certain ongoing, operating relationships with each other.  We expect that the operating relationships among the Series will primarily include the coordination and use of Company overhead and support services.

In an effort to govern these operating relationships, address these conflicts of interest and promote the fair allocation of sale, financing, leasing and other business opportunities, our Manager has adopted an inter-series relationship, conflicts of interest and opportunity allocation policy (which we refer to as the “Inter-Series Policy”), which is administered by our Manager.  Our Manager’s adherence to this policy is expected to be reviewed quarterly by our Manager.  Our Manager may modify, suspend or rescind the policies set forth in the Inter-Series Policy without Member approval.  Our board may also adopt additional or other policies or make exceptions with respect to the application of the policies described in the Inter-Series Policy in connection with particular facts and circumstances, all as our Manager may determine, consistent with its fiduciary duties to our Company and all of our Members.

General Policy

Under the Inter-Series Policy, all material matters in which holders of Series 1001 shares and shares of any other Series may have divergent interests will be generally resolved in a manner that is in the best interests of our Company and all of such common Members after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of such separate classes of Shares.  Under the Inter-Series Policy, the relationship between the Series 1001 and each other Series and the means by which the terms of any material transaction between them will be determined will be governed by a process of fair dealing.

Relationship Among the Series

The Inter-Series Policy provides that our Manager will seek to manage each Series in a manner designed to maximize the operations, assets and value of all Series.

General.  The Inter-Series Policy provides that, except as otherwise provided in the Inter-Series Policy, all material commercial transactions between a Series and any other Series, will be on commercially reasonable terms taken as a whole.

Allocation of Company overhead and support services.  Each Series will have access to the support services of any other Series.  For shared company services, costs (other than those specifically required to be borne by our Manager under the administrative services agreement) relating to these services will be:

•allocated directly to the Series utilizing those services, and

•if not directly allocable to a Series, allocated among all of the then existing Series on a pro rata basis.

For other support services the Inter-Series Policy provides that the Series will seek to achieve efficiencies to minimize the aggregate costs incurred by the Series combined, although any Series also will be entitled to negotiate and procure support services on its own.

Our Manager may, without Member approval, modify or amend the method of allocation of support services and shared company services.

Our Manager will be responsible for the allocation of support services among the Series and Other HEI Series in a manner that is consistent with the Inter-Series Policy.

Financing arrangements.  No Series will be obligated to provide financial support to any other Series.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the LLC Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.  Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the LLC Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the LLC Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If a Member were to bring a claim against the Company or the Manager pursuant to the LLC Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our LLC Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk Factors—Risks Related of Ownership of Our Shares—Any dispute in relation to the LLC Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our LLC Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial”.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the LLC Agreement with a jury trial. No condition, stipulation or provision of the LLC Agreement or our Shares serves as a waiver by any Investor or beneficial owner of our Shares or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Shares to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Shares are not currently listed or quoted for trading on any national securities exchange or national quotation system.

INVESTMENT COMPANY ACT CONSIDERATIONS

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company, the Manager and the Property Manager have taken the position that the Underlying Investments are not “securities” within the meaning of the Investment Company Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act.

We expect that our investments in will qualify the Company for exemption from registration and regulation under the Investment Company Act.  In order to maintain an exemption from regulation under the Investment Company Act, we intend to engage, through our wholly and majority owned subsidiaries, primarily in the business of investing in “interests in real estate,” which we refer to as “qualifying real estate assets.”

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We do not believe that the Company will be an investment company under Section 3(a)(1)(A) because we are not engaged primarily in the business of investing, reinvesting or trading in securities.  In addition, we intend to conduct our operations so that they will comply with the 40% test by having our assets held through wholly owned or majority owned subsidiaries in accordance with Section 3(a)(1)(C).  We expect that these subsidiaries will be outside the definition of investment company under Section 3(a)(1) of the Investment Company Act under an exemption set forth in Section 3(c)(5)(C) because at least 55% of the portfolio will be in “interests in real estate,” or qualifying assets. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in qualifying assets; at least 80% of its assets in qualifying assets plus other real estate-related assets and no more than 20% of the portfolio in miscellaneous assets which are not qualifying assets or real estate related assets

In that the Company’s investment model will be to invest in Home Equity Investments, which constitute an interest in and lien upon residential real estate properties which are qualifying assets, we believe that the investment by our subsidiaries will qualify for exemption under Section 3(c)(5)(C).  How we classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain joint venture investments may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC may cause us to lose our exclusion from registration or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In the event that we, or our subsidiaries, were to acquire assets that could make such entities fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Section 3(c)(6) excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of certain specified businesses. These specified businesses include the real estate business described in Section 3(c)(5)(C) of the Investment Company Act. It also excludes from the definition of investment company any company primarily engaged, directly or through majority owned subsidiaries, in one or more of such specified businesses from which at least 25% of such company’s gross income during its last fiscal year is derived, together with any additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of our assets consist of, and at least 55% of our income is derived from, qualifying real estate assets owned by our wholly owned or majority owned subsidiaries.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences relating to the acquisition, holding, and disposition of Series 000-1 Shares.  For purposes of this section, “we,” “our,” and “us” mean only the Series 000-1. You are urged to both review the following discussion and to consult your tax advisor to determine the effects of ownership and disposition of Series 000-1Shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS, (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.  No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary.

This summary is also based upon the assumption that the operation of the Series 000-1will in each case be in accordance with its applicable organizational documents or partnership agreements.  This summary does not discuss the effect that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary.  In addition, this summary assumes that holders of Series 000-1Shares hold such Series 000-1Shares as a capital asset, which generally means as property held for investment.  This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular holder of Series 000-1Shares in light of the holder’s investment or tax circumstances, or to holders of Series 000-1Shares subject to special tax rules, such as:

•U.S. expatriates;

•persons who mark-to-market Series 000-1 Shares;

•subchapter S corporations;

•U.S. holders of Series 000-1Shares, as defined below, whose functional currency is not the U.S. dollar;

•financial institutions;

•insurance companies;

•broker-dealers;

•regulated investment companies, or “RICs;”

•trusts and estates;

•persons holding Series 000-1 Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•holders who receive Series 000-1 Shares through the exercise of employee stock options or otherwise as compensation;

•persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•persons holding their interest through a partnership or similar pass-through entity;

•persons holding a 10% or more (by vote or value) beneficial interest in the Series 000-1Series; and, except to the extent discussed below:

•tax-exempt organizations; and

•non-U.S. holders of Series 000-1 Shares, as defined below.

For purposes of this summary, a U.S. holder of Series 000-1 Shares is a beneficial owner of Series 000-1 Shares who for U.S. federal income tax purposes is:

•a citizen or resident of the U.S.;

•a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

A non-U.S. holder of Series 000-1 Shares is a beneficial owner of Series 000-1 Shares who is neither a U.S. holder of Series 000-1 Shares nor an entity that is treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF Series 000-1 SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE.  IN ADDITION, THE TAX CONSEQUENCES OF HOLDING SERIES 000-1 SHARES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER'S PARTICULAR TAX CIRCUMSTANCES.  YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF Series 000-1 SHARES.

Taxation of the Series 000-1

The Company intends to treat each Series as a separate business entity for U.S. federal income tax purposes and the series LLC organization as a non-entity for U.S. federal income tax purposes.  The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series’ classification for U.S. federal income tax purposes determined under general tax principles and the entity classification (“check-the-box”) rules.  Even though the proposed Treasury Regulations are not currently effective, they would require taxpayers that do not adopt their approach with respect to a series LLC formed after the date of the proposed Treasury Regulations to change their treatment of such series LLC once such regulations are finalized, potentially subjecting those taxpayers to substantial costs.  Although the proposed Treasury Regulations effectively penalize taxpayers that do not adopt this approach there can be no assurance as to whether the proposed Treasury Regulations will be finalized in their current form or at all.  Although not expected based on the proposed Treasury Regulations, if the IRS were to adopt a different approach than the one adopted in the proposed Treasury Regulations and successfully challenge the Company’s treatment of each Series as a separate business entity and the series LLC organization as a non-entity for U.S. federal income tax purposes, if the series LLC organization were so treated, the timing, amount and character of distributions to holders of Series 000-1Shares could be adversely impacted.

Taxation of Holders of Series 000-1Shares

General

This section summarizes the taxation of U.S. holders of Series 000-1 Shares that are not tax-exempt organizations.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Series 000-1 Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  A partner of a partnership holding Series 000-1 Shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of Series 000-1 Shares by the partnership.

Distributions.  Distributions made to taxable U.S. holders of Series 000-1 Shares out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by such holders as ordinary dividend income and will not be eligible for the dividends received deduction for corporations.  In determining the extent to which a distribution with respect to Series 000-1 Shares constitutes a dividend for U.S. federal income tax purposes, its earnings and profits will be allocated first to distributions with respect to its preferred stock, if any is outstanding, and then to its common stock.

In addition, distributions from the Series 000-1 that are designated as capital gain dividends will be taxed to taxable U.S. holders of Series 000-1 Shares as long-term capital gains, to the extent that they do not exceed the Series 000-1 actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held such Series 000-1 Shares.  To the extent that the Series 000-1 elects under the applicable provisions of the Internal Revenue Code to retain its net capital gains, U.S. holders of Series 000-1 Shares will be treated as having received, for U.S. federal income tax purposes, its undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains.

U.S. holders of Series 000-1 Shares will increase their adjusted tax basis in such Series 000-1 Shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by the Series 000-1.  Corporate U.S. holders of Series 000-1 Shares may be required to treat up to 20% of some capital gain dividends as ordinary income.  Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of noncorporate U.S. holders of Series 000-1 Shares, and 35% for corporations.  Capital gains attributable to the sale of depreciable real property held for more than 12-months are subject to a 25% maximum U.S. federal income tax rate for noncorporate U.S. holders of Series 000-1 Shares, to the extent of previously claimed depreciation deductions.

A portion of the Series 000-1 distributions may be treated as a return of capital for U.S. federal income tax purposes.  As a general matter, a portion of the Series 000-1' distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of its distributions for a year exceeds its current and accumulated earnings and profits for that year.  To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder's adjusted tax basis in the holder's Series 000-1 Shares, and to the extent that it exceeds the holder's adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares.  As a general matter, any such gain will be long-term capital gain if Series 000-1 Shares have been held for more than one year.  In addition, any dividend declared by the Series 000-1 in October, November or December of any year and payable to a U.S. holder of Series 000-1 Shares of record on a specified date in any such month will be treated as both paid by the Series 000-1 and received by a U.S. holder of Series 000-1 Shares on December 31 of such year, provided that the dividend is actually paid by the Series 000-1 before the end of January of the following calendar year.

With respect to noncorporate U.S. holders of Series 000-1 Shares, the Series 000-1 may elect to designate a portion of its distributions paid to such U.S. holders of Series 000-1 Shares as “qualified dividend income.”  A portion of a distribution that is properly designated as qualified dividend income is taxable to noncorporate U.S. holders of Series 000-1 Shares as capital gain, provided that the U.S. holder of Series 000-1 Shares has held such Series 000-1 Shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such Series 000-1 Shares became ex-dividend with respect to the relevant distribution. The maximum amount of the Series 000-1 distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)the qualified dividend income received by the Series 000-1 during such taxable year from subchapter C corporations (including any TRSs);

(2)the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time its REIT election became effective over the U.S. federal income tax paid by the Series 000-1 with respect to such built-in gain.

Generally, dividends that the Series 000-1 receives will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic subchapter C corporation, such as any TRSs, and specified holding period and other requirements are met.

To the extent that the Series 000-1 has available net operating losses and capital losses carried forward from prior tax years, such losses are not passed through to U.S. holders of Series 000-1 Shares and do not offset income of U.S. holders of Series 000-1 Shares from other sources, nor do they affect the character of any distributions that are actually made by the Series 000-1, which are generally subject to tax in the hands of U.S. holders of Series 000-1 Shares to the extent that the Series 000-1 has current or accumulated earnings and profits.

Dispositions of Series 000-1 Shares.  In general, a U.S. holder of Series 000-1 Shares will realize gain or loss upon the sale, redemption or other taxable disposition of Series 000-1 Shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder's adjusted tax basis in Series 000-1 Shares at the time of the disposition.  A U.S. holder's adjusted tax basis in Series 000-1 Shares generally will equal the U.S. holders acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder of Series 000-1 Shares (as discussed above), less tax deemed paid on it and reduced by returns of capital.  In general, capital gains recognized by individuals and other noncorporate U.S. holders of Series 000-1 Shares upon the sale or disposition of Series 000-1 Shares will be subject to a maximum U.S. federal income tax rate of 20% if such Series 000-1 Shares were held for more than 12-months, and will be taxed at ordinary income rates (of up to 39.6%) if such Series 000-1 Shares are held for 12-months or less.  Gains recognized by U.S. holders of Series 000-1 Shares that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains.  The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate holders) to a portion of capital gain realized by a noncorporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's "unrecaptured Section 1250 gain."

Prospective U.S. holders of Series 000-1 Shares are advised to consult their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. holder of Series 000-1 Shares upon the disposition of Series 000-1 Shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. holder but not ordinary income (except in the case of noncorporate taxpayers, who may offset up to $3,000 of ordinary income each year).  In addition, any loss upon a sale or exchange of shares of Series 000-1 Shares by a U.S. holder who has held such Series 000-1 Shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from the Series 000-1 that were required to be treated by the U.S. holder of such Series 000-1 Shares as long-term capital gain.

If a U.S. holder of Series 000-1 Shares recognizes a loss upon a subsequent disposition of its Series 000-1 Shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS.  Although these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters.  Significant penalties apply for failure to comply with these requirements.  You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of Series 000-1 Shares, or transactions that might be undertaken directly or indirectly by us.  Moreover, you should be aware that the Series 000-1 and other participants in transactions involving the Series 000-1 (including its advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions made by the Series 000-1 and gain arising from the sale or exchange by a U.S. holder of Series 000-1 Shares will not be treated as passive activity income.  As a result, U.S. holders of Series 000-1 Shares will not be able to apply any "passive losses" against income or gain relating to Series 000-1 Shares.  Distributions made by the Series 000-1, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.  A U.S. holder of Series 000-1 Shares that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax on Unearned Income

Certain U.S. holders of Series 000-1 Shares that are individuals, estates, or trusts are required to pay an additional 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of stock.

Taxation of Tax-Exempt U.S. Holders of Series 000-1 Shares

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation.  However, they are subject to taxation on their unrelated business taxable income, which is referred to in this registration statement as unrelated business taxable income, or “UBTI.” Although many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI.  Based on that ruling, and provided that (1) a tax-exempt U.S. holder has not held Series 000-1 Shares as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt U.S. holder of Series 000-1 Shares), and (2) Series 000-1 Shares are not otherwise used in an unrelated trade or business, distributions from the Series 000-1 and income from the sale of Series NNN-1 Shares generally should not give rise to UBTI to a tax-exempt U.S. holder.

Tax-exempt U.S. holders of Series 000-1 Shares that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by their investment in Series 000-1 Shares.  These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of the Series 000-1 could be required to treat a percentage of the dividends from the Series 000-1 as UBTI if the Series 000-1 is a “pension-held REIT.” The NNN-1 Series will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of its stock or (B) a group of pension trusts, each individually holding more than 10% of the value of its stock, collectively owns more than 50% of such stock and (2) the Series 000-1 would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts will be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts.

Tax-exempt U.S. holders of Series NNN-1 Shares are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of the acquisition, ownership and disposition of its stock.

Taxation of Non-U.S. Holders of Series 000-1 Shares

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Series 000-1 Shares applicable to non-U.S. holders.  The discussion is based on current law and is for general information only.  It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends.  The portion of dividends received by non-U.S. holders of Series 000-1 Shares payable out of the Series 000-1' earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. holder of Series 000-1 Shares generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In general, non-U.S. holders of Series 000-1 Shares will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Series 000-1 Shares.  In cases where the dividend income from a non-U.S. holder's investment in its Series 000-1 Shares is treated as effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. holders of Series 000-1 Shares are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (unless reduced or eliminated by an applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. holder of Series 000-1 Shares that is a corporation.

Non-Dividend Distributions.  Unless (1) the Series 000-1 Shares constitute a U.S. real property interests, or “USRPIs,” or (2) either (A) the non-U.S. holder's investment in Series 000-1 Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder of Series 000-1 Shares (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders of Series 000-1 Shares with respect to such gain) or (B) the non-U.S. holder of Series 000-1 Shares is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. holder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not treated as dividends for U.S. federal income tax purposes (i.e., not treated as being paid out of the Series 000-1' current and accumulated earnings and profits) will not be subject to U.S. federal income tax.  If it cannot be determined at the time at which a distribution is made whether or not the distribution will constitute a dividend for U.S. federal income tax purposes, the distribution will be subject to withholding at the rate applicable to dividends.  However, the non-U.S. holder of Series 000-1 Shares may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of its current and accumulated earnings and profits and, therefore, did not constitute a dividend for U.S. federal income tax purposes.  In addition, if the Series 000-1 Shares constitute USRPIs, as described below, distributions by the Series 000-1 in excess of the sum of its earnings and profits plus the non-U.S. holder's adjusted tax basis in its Series 000-1 Shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. holder of Series 000-1 Shares of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding tax (at a rate of 10%) of the amount by which the distribution exceeds the holder of Series 000-1 common share’s share of the Series 000-1 earnings and profits plus the holder's adjusted basis in its stock.  As discussed below, the Series 000-1 expects that the Series 000-1 Shares will not be treated as USRPIs in the hands of a non-U.S. holder who holds less than 5% of the Series 000-1 Shares.

Because it will not generally be possible for us to determine the extent to which a distribution will be from the Series 000-1 current or accumulated earnings and profits at the time the distribution is made, the Series 000-1 intends to withhold and remit to the IRS 30% of distributions to non-U.S. holders of Series 000-1 Shares (other than distributions that are deemed to be attributable to USRPI capital gains, as described in greater detail below) unless (i) a lower treaty rate applies and the non-U.S. holder of Series 000-1 Shares provides an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced treaty rate with us or (ii) the non-U.S. holder of Series 000-1 Shares files an IRS Form W-8ECI with the Series 000-1 claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.  However, if the Series 000-1 determines that any of the shares held by a non-U.S. holder is likely to be treated as a USRPI, the [Name of HEI Series] Series intends to withhold and remit to the IRS at least 10% of distributions on such shares even if a lower rate would apply under the preceding discussion.

Capital Gain Dividends.  Under FIRPTA, a distribution made by us to a non-U.S. holder of Series 000-1 Shares, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or “USRPI capital gains,” will be considered effectively connected with a U.S. trade or business of the non-U.S. holder of Series 000-1 Shares and will be subject to U.S. federal income tax at the rates applicable to U.S. holders of Series 000-1 Shares, without regard to whether the distribution is designated as a capital gain dividend.  In addition, the Series 000-1 will be required to withhold tax equal to 35% of the amount of any distribution to the extent it is attributable to USRPI capital gains.  Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder of Series 000-1 Shares that is a corporation.  However, this 35% tax will not apply to any distribution with respect to any class of the Series 000-1 stock which is “regularly traded” on an established securities market located in the United States (as defined by applicable Treasury Regulations) if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend.  Instead, any such distribution will be treated as a distribution subject to the rules discussed above under “Taxation of Holders of Series 000-1 Shares—Taxation of Non-U.S. Holders of Series 000-1 Shares—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution.

Capital gain dividends received by a non-U.S. holder from a REIT that are not attributable to USRPI capital gains, if any, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in Series 000-1 Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders of Series 000-1 Shares with respect to such gain) or (2) the non-U.S. holder of Series 000-1 Shares is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).  The Series 000-1 intends to withhold and remit to the IRS 35% of a distribution to a non-U.S. holder of Series 000-1 Shares only to the extent that such distribution is attributable to USRPI capital gains.  The amount withheld is creditable against the non-U.S. holder of Series 000-1 common share’s U.S. federal income tax liability or refundable when the non-U.S. holder properly and timely files a tax return with the IRS.

Dispositions of Series 000-1 Shares.  Unless the Series 000-1 Shares constitute a USRPI, a sale of Series 000-1 Shares by a non-U.S. holder generally will not be subject to U.S. federal income taxation under FIRPTA.  The Series 000-1 Shares will not be treated as a USRPI if the Series 000-1 is a “domestically controlled qualified investment entity.” The Series 000-1 expects to be a domestically controlled qualified investment entity and, therefore, the sale of Series 000-1 Shares should not be subject to taxation under FIRPTA. Because the Series 000-1 Shares will be publicly traded, however, no assurance can be given that the Series 000-1 will be a domestically controlled qualified investment entity.

In the event that the Series 000-1 does not constitute a domestically controlled qualified investment entity, a non-U.S. holder’s sale of Series 000-1 Shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the Series 000-1 Shares are “regularly traded on an established securities market located in the United States” (as defined by applicable Treasury Regulations) and (2) the selling non-U.S. holder owned, actually or constructively, 5% or less of the outstanding Series 000-1 Shares at all times during the five-year period ending on the date of sale.  The Series 000-1 believes that the Series 000-1 Shares will be regularly traded on an established securities market located in the United States; however, no assurance can be given that the Series 000-1 Shares will continue to be regularly traded on an established securities market located in the United States.

If gain on the sale of Series 000-1 Shares were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. holder of Series 000-1 Shares with respect to such gain, including applicable alternative minimum tax (and a special alternative minimum tax in the case of non-resident alien individuals), and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of Series 000-1 Shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in the Series 000-1 Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder of Series 000-1 Shares will be subject to the same treatment as a U.S. holder of Series 000-1 Shares with respect to such gain or (2) if the non-U.S. holder of Series 000-1 Shares is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

The Series 000-1 will report to U.S. holders of Series 000-1 Shares and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld.  Under the backup withholding rules, a U.S. holder of Series 000-1 Shares may be subject to backup withholding (the current rate is 28%) with respect to dividends paid, unless the holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules.  A U.S. holder of Series 000-1 Shares that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.  In addition, the Series 000-1 may be required to withhold a portion of capital gain distribution to any U.S. holder of Series 000-1 Shares who fails to certify its non-foreign status.

The Series 000-1 must report annually to the IRS and to each non-U.S. holder of Series 000-1 Shares the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.  Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder of Series 000-1 Shares resides under the provisions of an applicable income tax treaty.  A non-U.S. holder of Series 000-1 Shares may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of Series 000-1 Shares within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption.  Payment of the proceeds of a sale of Series 000-1 Shares conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act, or the FATCA

Under Section 1471 through 1474 of the Internal Revenue Code, provisions commonly known as “FATCA”, together with administrative guidance and certain intergovernmental agreements, or IGAs, entered into thereunder, withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Internal Revenue Code) and certain other non-U.S. entities unless the entity qualifies for an exemption. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, Series 000-1 Shares paid to: (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders to the IRS (or, if it is located in an jurisdiction that has entered into an IGA, to its own government which, in turn, will provide such information to the IRS) and meets certain other specified requirements; and (b) a non-financial foreign entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. Distributions and proceeds from a sale or other disposition of Series 000-1 Shares that are treated as giving rise to income effectively connected with the conduct of a U.S. trade or business are not subject to FACTA withholding, however. These rules will apply with respect to payments of dividends on Series 000-1 Shares and payments of gross proceeds from a sale or other disposition of our common stock after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld. U.S. holders and non-U.S. holders of Series 000-1 Shares are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

State, Local and Foreign Taxes

The Series 000-1 and its subsidiaries and holders of Series 000-1 Shares may be subject to state, local and foreign taxation in various jurisdictions, including those in which holders or the Series 000-1 transact business, own property or reside.  The state, local or foreign tax treatment of the Series 000-1 and holders of Series 000-1 Shares may not conform to the U.S. federal income tax treatment discussed above.  Any foreign taxes incurred by us would not pass through to holders of Series 000-1 Shares as a credit against their U.S. federal income tax liability.  Prospective investors should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in Series 000-1 Shares.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Shares.  Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code).  A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code.  In addition, the fiduciary of the plan that is engaged in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code.  Thus, a plan fiduciary considering an investment in the Shares also should consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA.  Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply.  The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred).  The Shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another.  A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control.  We expect the Series 000-1 Shares to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances.  The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.”  We believe that the restrictions imposed under our charter on the transfer of our Shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of Shares to be “freely transferable.”  The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the Shares will be “widely held” and “freely transferable,” we believe that our Shares will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our Shares.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Shares are entitled to review copies of any other agreements relating to any Series of Shares described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Shares, the Company, the Manager and other matters relating to the offer and sale of the Series Shares under this Offering Circular.  The Company will afford the potential Investors in the Shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

QuantmRE HEI Holdings I, LLC

333 N. Wilmot Rd, Suite 340
Tucson, AZ   85711

(888) 612 3101

www.QuantmRE.com

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

QUANTMRE HEI HOLDINGS I, LLC

FINANCIAL STATEMENTS
AND
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM REPORT

For the Period February 10 (Inception) to March 31, 2023

INDEPENDENT AUDITORS' REPORT

To the Members of QuantmRE HEI Holdings I LLC

Opinion

We have audited the accompanying financial statements of QuantmRE HEI Holdings 1 LLC, which comprise the statement of financial condition as of March 31, 2023, and the related statements of operations and changes in members equity, and cash flows for the period February 10, 2023 (inception) through March 31, 2023, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of QuantmRE HEI Holdings I LLC as of March 31, 2023, and the related statements of operations and changes in members equity, and cash flows for the period February 10, 2023 (inception) through March 31, 2023, and the related notes to the financial statements in accordance with accounting principles generally accepted in the United States of America

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of QuantmRE HEI Holdings 1 LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company's Ability to Continue as a Going Concern

The company's financial statements have been prepared assuming the company will continue as a going concern as described in Note 8 to the consolidated financial statements, the company and each listed securities have not commenced planned principal operations and have not generated revenues or profits.  The company and each listed series hold no liquid assets and are dependent upon its managing member for continuing payment of its obligations.  The company has a members’ equity balance of Zero. These factors among others raise substantial doubt about the company's ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about QuantmRE HEI Holdings I LLC's ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of QuantmRE HEI Holdings I LLC's internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about QuantmRE HEI Holdings I LLC's ability to continue as a going concern for a reasonable period of time. In our judgment, there are conditions that raise substantial doubt about Sample Pool Template's ability to continue as a going concern for a reasonable period of time. Specifically, QuantmRE HEI Holdings I LLC is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The company's ability and each listed series ability to continue as a going concern for the next 12 months is dependent upon the company's ability to raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the company and each listed series will be successful in these efforts.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Bloomingdale, IL
April 18, 2023

QUANTMRE HEI HOLDINGS I, LLC

STATEMENT OF FINANCIAL CONDITION

For The Period February 10 (Inception) To March 31, 2023

Assets

Cash and cash equivalents	$-
Prepaid expenses	-

Total assets	$-

Liabilities and Members' equity

Liabilities
Accounts Payable
Other liabilities	-
Total liabilities	-

Members Equity (Deficit)
Common units
Retained equity (Deficit)

Total members equity (Deficit)	-

Total liabilities and members equity (Deficit)

QUANTMRE HEI HOLDINGS I, LLC

STATEMENT OF OPERATIONS

For The Period February 10 (Inception) To March 31, 2023

Income
Fees
Total income	$-

Expenses

Compensation
Professional fees
Other operating expenses	$-

Total expenses	$-

Income (loss) before interest and income taxes

Interest income	$-

Net Income (Loss)	$-

Weighted average membership units	-
Earnings (loss) per membership unit	-

QUANTMRE HEI HOLDINGS I, LLC

STATEMENT OF CHANGES IN MEMBERS' EQUITY

For The Period February 10 (Inception) To March 31, 2023

	Members Equity	Retained Equity (Deficit)	Total
Members' equity, inception	$-	$-	$-
Capital contributions	-	-	-
Capital withdrawals	-	-	-
Net income (loss)	-	-	-
Members' equity, March 31, 2023	$-	$-	$-

QUANTMRE HEI HOLDINGS I, LLC

STATEMENT OF CASH FLOWS

For The Period February 10 (Inception) To March 31, 2023

Cash flows from operating activities
Net Income (Loss)	$-

Adjustments to reconcile net income to net cash provided by (used) by operating activities:

(Increase) decrease in:
Prepaid expenses
Other liabilities

Net cash provided (used) by operating activities	-

Net change in cash and cash equivalents	$-

Cash and cash equivalents, Inception	$-

Cash and cash equivalents, March 31, 2023	$-

QUANTMRE HEI HOLDINGS I, LLC

NOTES TO FINANCIAL STATEMENTS

1.Organization

QUANTMRE HEI HOLDINGS I, LLC is a series limited liability company ("the Company") organized on February 10, 2023 (inception) under the laws of Delaware. The Company has been formed to permit public investment in individual real estate home equity investments in specific markets. Each investment in a home equity agreement will be held in a separate series of limited liability company interests or "series" that we intend to establish as a Delaware series limited liability company. The debts liabilities obligations and expenses incurred contracted for otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series as provided under Delaware law.

As of March 31st 2023, the Company had not yet commenced operations. Once the company commences its planned principle operations it will incur significant additional expenses. The company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties including failing to secure funding to commence the company's planned operations or failing to profitably operate the business.

The Company is managed by EQRE Manager LLC, a Delaware limited liability company (the "Manager")

2.Summary of significant accounting policies

Principles of Reporting, Use of Estimates and Basis of Consolidation

The accounting and reporting policies of the company conform to accounting principles generally accepted in the United States of America ("GAAP") as detailed in the Financial Accounting Standards Board's Accounting Standards Codification ("ASC"). The preparation of the consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet. Actual results could differ from these estimates. The accompanying consolidated financial statements include the accounts of QuantmRE HEI Holdings, I LLC and its series. All significant intercompany transactions have been eliminated in consolidation.

Cash Equivalents

The Company considers all demand deposits held in banks and certain highly liquid investments with maturities of 90 days or less, other than those held for sale in the ordinary course of business, to be cash equivalents.

Fair Value of Investments

Financial accounting Standards Board ("FASB") guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities. (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date level one primarily consists of financial instruments whose value is based on quoted market prices such as exchange traded instruments and listed equities

QUANTMRE HEI HOLDINGS I, LLC

NOTES TO FINANCIAL STATEMENTS

Level 2 - Inputs other than quoted prices included within level 1 that are observable for the asset or liability either directly or indirectly, for example quoted prices of similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows, or similar techniques and at least one significant model assumption or input is unobservable.

The carrying value of the financial instruments reported in the statement of financial condition approximate their fair value.

Organization Costs

In accordance with FASB accounting standards codification ("ASC") 720, organizational costs, including accounting fees legal fees and costs of incorporation are expensed as incurred.

Offering Costs

The company complies with the requirements of FASB ASC-340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members equity (deficit) upon the completion of an offering or to expense if the offering is not completed.

The company will reimburse the manager for any offering costs incurred by the manager from the proceeds from each series offering. As of March 31st 2023, the manager has incurred $-0- in offering expenses of which $-0- was payable as of March 31st 2023.

Income Taxes

The company is a limited liability company, accordingly under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the consolidated financial statements. Income from the company is reported and taxed to the members on their individual tax returns.

The company may in the future become subject to federal state and local income taxation though it has not been since its inception. The company is not presently subject to any income tax audit in any taxing jurisdiction.

Earnings/(Loss) per Membership Interest

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirements of ASC Topic 260 "Earnings Per Share". For each series earnings (loss) per membership interest ("EPMI") will be computed by dividing net income or (loss) for a particular series by the weighted average number of outstanding membership interests in that particular series during the period

QUANTMRE HEI HOLDINGS I, LLC

NOTES TO FINANCIAL STATEMENTS

3.Members‘ Equity / (Deficit)

Pursuant to the terms of the Company's limited liability operating agreement, ("the operating agreement") the Manager will provide certain management and advisory services to the company and to each of the series and their subsidiaries as well as management team and appropriate support personnel.

The Manager will be responsible for directing the management of the Company's business and affairs, day-to-day operations and implementing the investment strategy. The Manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights in respect to the series in which they are invested.

The Manager has sole discretion in determining what distributions if any are made to investors except as otherwise limited by law or the operating agreement. The Company expects the Manager to make distributions detailed in the operating agreement, however the Manager may change the timing of distributions or determine that no distribution shall be made in its sole discretion.

The debts, obligations, and liabilities of the Company whether arising in contract, tort or otherwise, are solely the debts obligations and liabilities of the Company, and no member of the company is obligated personally for any such debt obligation or liability.

4.Commitment and Contingencies

The company does not have any commitments or contingencies including arbitration or other litigation claims that may result in a loss or future obligation as of March 31, 2023.

5.Related party transactions

The Company has entered into an agreement with its Manager at inception where each Series will pay the Manager a quarterly asset management fee equal to 0.25% (1.0% annually) of the value of the interests sold in that series. Each series will also pay the Manager an acquisition fee equal to 1.0% of the purchase price of each home equity investment or interest therein that the series acquires.

6.Concentration of credit risk

In the normal course of business, the Company maintains its cash balances in financial institutions, which at times may exceed federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition if such financial institutions and does not anticipate any losses from these counterparties.

7.Pending Litigation

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of March 31, 2023.

QUANTMRE HEI HOLDINGS I, LLC

NOTES TO FINANCIAL STATEMENTS

8.Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception. The company's ability and each listed series ability to continue as a going concern for the next 12 months is dependent upon the company's ability to raise sufficient capital from outside investors and deploy such to produce profitable operating results. No assurance can be given that the company and each listed series will be successful in these efforts. These factors among others raise substantial doubt about the ability of the company and each listed series to continue as a going concern for a reasonable period of time. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the company be unable to continue as a going concern.

9.Subsequent events

These financial statements were approved by management and available for issuance on the date of the Independent Registered Public Accounting Firm Report. Subsequent events have been evaluated through this date. There were no subsequent events requiring disclosures and or adjustments.

FORM 1-A

Regulation A Offering Statement

Part III- Exhibits

QuantmRE HEI Holdings I, LLC

333 N. Wilmot Rd, Suite 340
Tucson, AZ   85711

(888) 612 3101

www.QuantmRE.com

EXHIBIT INDEX

Exhibit 3.1 –	Certificate of Formation for QuantmRE HEI Holdings I, LLC **
Exhibit 3.2 –	LLC Agreement for QuantmRE HEI Holdings I, LLC **
Exhibit 3.3	Form of Series LLC Agreement**
Exhibit 3.4	HEI Interest Sale & Purchase Agreement **
Exhibit 3.5 –	Form of Subscription Agreement **
Exhibit 3.6 –	Form of Series Designation**
Exhibit 4.1 –	Form of Advisory Agreement**
Exhibit 4.2 -	QuantmRE Platform License Agreement **
Exhibit 4.3 -	Form of HEI Option Purchase Agreement **
Exhibit 4.4 -	Form of HEI Option Purchase Covenant Agreement **
Exhibit 4.5 -	Form of HEI Option Purchase Agreement Disclosures **
Exhibit 6.3 -	Terms of Use and Privacy Policy **
Exhibit 6.4 -	Broker Dealer Agreement with Texture Capital, Inc **
Exhibit 11.1 -	Consent of Auditor Michael Coglianese CPA, PC**
Exhibit 12.1 -	Consent of Kunzler Bean Adamson**

* Filed herewith

** Previously Filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 15, 2023.

QuantmRE HEI Holdings 1, LLC

By: EQRE Manager, LLC its manager

By: Quantm.One, Inc.

By:	/s/ Matthew Sullivan
Name:	Matthew Sullivan
Title:	Chief Executive Officer

By:	/s/ Charles Tralka
Name:	Charles Tralka
Title:	Principal Financial Officer

This report has been signed by the following persons in the capacities and on the dates indicated.

EQRE Manager, LLC, its Manager By: Quantm.One, Inc.		May 15, 2023

By:	/s/ Matthew Sullivan
Name:	Matthew Sullivan
Title:	Chief Executive Officer

By:	/s/ Charles Tralka
Name:	Charles Tralka
Title:	Principal Financial Officer